Exhibit T3C

[Copy of Indenture]

DATED	2005

(1)	CELTIC PHARMA DEVELOPMENT UK PLC as Issuer

(2)	JPMORGAN CHASE BANK, N.A. as Security Trustee

(3)	CELTIC PHARMA CAPITAL LIMITED as Guarantor

INSTRUMENT

constituting

US$ Denominated Guaranteed Secured Loan Notes 2011

DATED                                         2005

PARTIES

(1)	CELTIC PHARMA DEVELOPMENT UK PLC a company registered in England under number 05481475 and whose registered office is at Mercury House, Triton Court, 14 Finsbury Square, London EC2A 1BR (and its respective successors and assigns whether immediate or derivative) (the “Issuer” or the “Company”);

(2)	JPMORGAN CHASE BANK, N.A. of Trinity Tower, 9 Thomas More Street, London, E1W 1YT, in its capacity as security trustee under this Instrument, the Charge and the Trust Deed, for and on behalf of the Noteholders (the “Security Trustee”) (which expression shall include its respective successors and assigns whether immediate or derivative); and

(3)	CELTIC PHARMA CAPITAL LIMITED a company incorporated in Malta with company registration number C36418 whose registered office is at Pallazzo Pietro Stiges, 90 Strait Street, Valletta, Malta (the “Guarantor”).

RECITALS

(A)	The Company, pursuant to a resolution of its Board of Directors passed on 2005, has resolved to create the Guaranteed Secured Loan Notes 2011 and has determined to constitute such Loan Notes (as subsequently defined) in the manner set out in this Instrument.

(B)	The Guarantor has agreed, at the request of the Company, to guarantee the repayment of principal and Interest (if any) only in respect of the Loan Notes in either case which is payable in cash under this Instrument but only on the terms and subject to the limitations set out in this Instrument.

OPERATIVE PROVISIONS

1.	The principal amount of the Loan Notes (as defined in the Conditions) is unlimited and the Company may, following the date of this Instrument issue additional Loan Notes in such number as it may see fit. The Loan Notes shall only be issued in amounts of one US Dollar ($1) or any multiple thereof.

2.	The Loan Notes shall be designated Guaranteed Secured Loan Notes 2011 of the Company.

3.	The Certificates for the Loan Notes shall be in the form or substantially in the form set out in Schedule 1 hereto and each Certificate shall have endorsed thereon or attached thereto Conditions in the form set out in Schedule 2 hereto (the “Conditions”). Words and expressions defined in and the provisions as to interpretation set out in the Conditions shall apply for the purposes of this Instrument.

4.	The Company HEREBY COVENANTS with the Noteholders to comply with the terms of the Loan Note Instrument and to observe and perform the Conditions, which conditions shall be deemed to be incorporated in the Instrument and shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively.

5.	Every Certificate shall be executed as a deed of the Company by electronic or facsimile signature. The Company shall comply with the terms of the Certificates for the Loan Notes and shall perform and observe the Conditions and the Loan Notes shall be held subject to the Conditions all of which Conditions shall be deemed to be incorporated in this Instrument and shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively. In particular but without limitation the Company shall in all respects

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comply with the provisions as to redemption, repayment, purchase or transfer of the Loan Notes and payment of interest thereon (where applicable).

6.	The Company has entered into a deed of undertaking dated 20 June 2005 with Celtic X Licensee Ltd (the “Deed of Undertaking”) in the form scheduled to this Instrument at Schedule 3. The Deed of Undertaking was amended pursuant to a deed of amendment dated 7 July 2005, entered into by the Company and Celtic X Licensee Ltd (the “Deed of Amendment”) in the form scheduled to this Instrument at Schedule 4. Pursuant to the terms of the Deed of Undertaking should the Scheme become effective and the Company be obliged to issue the Loan Notes, Celtic X Licensee Ltd irrevocably undertakes to the Company that, promptly upon being requested to do so by the Company, it shall execute and deliver to the Security Trustee a deed (and such other documents as may be necessary in connection therewith) granting the Charge in favour of the Security Trustee. Such Charge shall be in the form at Schedule 1 of the Deed of Undertaking including such amendments, variations and other terms, if any, as the Company may in its absolute discretion agree with the Security Trustee and/or Xenova Group Plc, prior to any issue of Loan Notes, provided always that: (i) such deed of charge will not extend beyond the granting of a first priority fixed and floating charge over the License Agreement and Licensee’s rights thereunder; and (ii) the obligations and liabilities which it shall rateably secure shall be limited to the obligations and liabilities of the Company under the Loan Notes and the obligations and liabilities of the Company, the Guarantor or an Affiliate of either of them under any notes issued pursuant to the Note Programme. The Charge will not extend beyond the granting of a first priority fixed and floating charge over the License Agreement and Celtic X Licensee Ltd’s rights thereunder.

7.	In the event that the Scheme becomes effective and the Company is obliged to issue the Loan Notes, the Company will procure that Celtic X Licensee Ltd executes and delivers to the Security Trustee a deed granting the Charge in favour of the Security Trustee, as Security for the Loan Notes prior to any issue of Loan Notes.

8.	The Guarantor hereby irrevocably and unconditionally guarantees the obligations of the Company in accordance with the terms of Schedule 6 hereto, which shall form part of this Instrument.

9.	The provisions of the Conditions relating to the giving of notices shall also apply for the purposes of any notices to be given under or pursuant to this Instrument.

10.	The Loan Notes and each integral multiple thereof ranks pari passu equally and rateably inter se without any discrimination or preference and as direct unconditional guaranteed secured and unsubordinated obligations of the Company.

11.	This Instrument and the Schedules hereto shall be governed by and construed in accordance with English law and the Company, the Security Trustee and the Guarantor hereby irrevocably submit to the exclusive jurisdiction of the English courts for all purposes in connection therewith.

IN WITNESS whereof this Instrument has been duly EXECUTED as a DEED the day and year first above written.

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SCHEDULE 1

CERTIFICATE

No	Principal Amount $:

CELTIC PHARMA DEVELOPMENT UK PLC

(Registered in England No.05481475)

(the “Company”)

ISSUE OF

GUARANTEED SECURED LOAN NOTES 2011

of the Company

created and issued pursuant to the Memorandum and

Articles of Association of the Company and to a

resolution of the Directors of the Company

passed on                      2005

THIS IS TO CERTIFY that:

is/are the registered holder(s) of $             of the above-mentioned Loan Notes which Loan Notes are constituted by an Instrument dated                      2005 entered into by (1) the Company and (2) the Security Trustee and (3) the Guarantor therein mentioned and is issued with the benefit of and subject to the Charge and the Guarantee referred to therein and the Conditions set out in Schedule 2 thereto which are endorsed hereon.

The Guarantee will cease on the earlier of: (i) the date of the completion of the transfer of Loan Notes pursuant to Condition 13.6(c), Condition 13.7(c) or, if earlier, Condition 13.2; or (ii) 40 days from and including the Long Stop Date or (iii) the date upon which the Guarantor is substituted in place of the Company pursuant to the terms of Condition 9, provided that no Event of Default is continuing at such time.

The Loan Notes and the Instrument are governed by and shall be construed in accordance with English law.

DATED this      day of              2005

EXECUTED as a DEED by	)
CELTIC PHARMA DEVELOPMENT	)
UK PLC acting by:	)
Director

Director/Secretary

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SCHEDULE 2

CONDITIONS

1.	Interpretation

1.1	In these Conditions and in the Instrument (as hereinafter defined) unless the context otherwise specifically provides:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“ADS Depositary” means The Bank of New York as depositary and custodian under the Deposit Agreement;

“ADS Form of Election” means the form of election for use by holders of Xenova ADSs in connection with the consideration payable in respect of their Xenova ADSs under the Scheme to be provided by the ADS Depositary;

“ADS Letter of Transmittal” means the letter to be provided by the ADS Depositary to holders of Xenova ADSs who do not return their ADS Form of Election properly completed prior to the date specified in the ADS Form of Election, which letter will specify the actions required of such holders to obtain the Loan Notes to be issued to them pursuant to the Scheme;

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“the Articles” means the Articles of Association of the Company, as from time to time amended or replaced;

“Business Day” means any day (other than a Saturday or Sunday) on which banks generally are open for business in the City of London;

“Call Option Notice” shall have the meaning ascribed to it in Condition 13.2;

“Call Option Purchase Price” shall have the meaning ascribed to it in Condition 13.2;

“Cash Redemption Notice” shall have the meaning ascribed to it in Condition 13.4;

“Celtic Group” means Celtic Pharmaceutical Holdings L.P. and its subsidiaries and subsidiary undertakings from time to time;

“Certificate” means a certificate representing the ownership of Loan Notes in the form or substantially in the form set out in Schedule 1 of the Instrument;

“Charge” has the meaning described in paragraph (E) of the Deed of Undertaking;

“Commencement Date” means the date of issue of the Loan Notes;

“Deed of Undertaking” means the deed dated 20 June 2005 between the Company and Celtic X Licensee Ltd, in the form scheduled to the Instrument at Schedule 3, as amended by the Deed of Amendment dated 7 July 2005 between the Company and Celtic X Licensee Ltd, in the form scheduled to the Instrument at Schedule 4;

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“Deferred Consideration Arrangement” means the arrangement pursuant to the Offer whereby deferred consideration will become payable by Xenova Group Plc to the former shareholders of KS Biomedix Plc;

“Deposit Agreement” means the deposit agreement dated July 14, 1994 as amended and restated on 10 July 2001 by and among Xenova Group Plc, the ADS Depositary and the owners and holders from time to time of the Xenova ADSs issued under it;

“Documents” means the Instrument, the Loan Note, the Charge (or any ancillary documentation);

“Election Notice” shall have the meaning ascribed to it in Condition 13.6(b);

“Guarantee” means the guarantee in substantially the form attached to the Instrument as Schedule 6 thereto;

“Guarantee Demand” means a demand containing the information set out in paragraph 3, of the Guarantee, which shall be made to the Guarantor, by the Security Trustee, in the manner set out in paragraph 11 of the Guarantee;

“Guarantee Demand Period” means the period of 10 days after the date of service by the Security Trustee on the Guarantor of a Guarantee Demand, complying with the requirements of the Guarantee;

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

“Instrument” means the Instrument as defined in Condition 1.3;

“Interest” has the meaning described to it in Condition 2.1;

“KS Biomedix Shareholder” means a shareholder in KS Biomedix Holdings Plc who, under the terms of the Offer, is entitled to receive deferred consideration pursuant to the Deferred Consideration Arrangement;

“License Agreement” means the agreement dated 23 June 2005 between Xenova Limited (as licensor) and Celtic X Licensee Ltd (as licensee) relating to the grant of an exclusive royalty-bearing licence in respect of the use of the Products and the Drugs (both as defined therein);

“Listed” means admitted to listing and trading on a market which is a regulated market for the purposes of the Investment Services Directive (Directive 93/22/EEC as replaced by Directive 2004/39/EEC) or such other major stock market as the Company, Celtic Pharma Capital or their affiliates shall reasonably determine;

“Loan Notes” means the Guaranteed Secured Loan Notes 2011 constituted by the Instrument or, as the case may require, any part thereof for the time being issued and outstanding;

“Long Stop Date” means the date which is 24 months after the date of the Instrument;

“Majority Resolution” means:

(i)	in the case of a resolution put to a vote at a meeting of the Noteholders (convened pursuant to Condition 12) on a show of hands, a majority in number of the Noteholders present and voting (in person or by proxy) at the relevant meeting;

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(ii)	in the case of a resolution put to a vote at a meeting of the Noteholders (convened pursuant to Condition 12) on a poll, a majority in nominal value of the aggregate of the Loan Notes held by the Noteholders present and voting (in person or by proxy) at the relevant meeting;

(iii)	in the case of a written resolution of the Noteholders, the Noteholders holding no less than three quarters in nominal value of the aggregate of the Loan Notes in issue at the relevant time, such resolution in writing may be contained in one document or in several document in like form signed by or on behalf of one or more of the Noteholders.

“Noteholders” or “holders” means the persons for the time being entered in the Register which the Company under these Conditions is required to maintain as holders or joint holders of the Loan Notes (and individually, or collectively as in the case of joint holders, each a “Noteholder” or “holder”);

“Note Programme” shall have the meaning described in paragraph (G) of the Deed of Undertaking;

“Offer” means the offer made by Xenova Group Plc for the entire issued share capital of KS Biomedix Holdings Plc, in September 2003;

“Pharmaceutical Investment Notes Availability Notice” shall have the meaning ascribed to it in Condition 13.4;

“Pharmaceutical Investment Notes” means the Secured Loan Notes 2011 to be issued by the Company, the Guarantor or an Affiliate of either of them;

“Pharmaceutical Investment Note Terms” shall have the meaning ascribed to it in Condition 13.4;

“Register” means the Register as defined in Condition 7.1 of the Instrument;

“Registrar” means Computershare Investor Services Plc, a company registered in England and Wales under company number 3498808 and whose registered office is at The Pavilions, Bridgwater Road, Bristol, BS13 8AE (and its respective successors and assigns whether immediate or derivative);

“Restricted Overseas Persons” means a person (including an individual, partnership, incorporated syndicate, incorporated association, trust, trustee, executor, administrator or other legal representative) residing in or resident in a jurisdiction outside the United States of America or the United Kingdom who has failed to sign and deliver to the Company a warranty and undertaking confirming that the despatch of (or acceptance of delivery of) a certificate in respect of the Secured Loan Notes by such person would not contravene any law or applicable regulation in that jurisdiction (unless the Company is otherwise satisfied that it would be lawful to do so) and/or any person who resides in or is resident in such a jurisdiction where the Company has been advised that sending certificates in respect of the Secured Loan Notes will or may infringe the laws or regulations of that jurisdiction or may require the Company to observe or obtain any governmental or other consent or make any registration, filing or comply with any other formality with which the Company is unable to comply or which the Company reasonably regards as unduly onerous (whether or not a warranty and undertaking has been received from that person as aforesaid);

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“SA Investors” means S. A. Investors Limited, a company incorporated in England and Wales with company registration number 04288672 whose registered office is at 41 Welbeck Street, London, W1G 8EA which expression shall include its respective successors and assigns whether immediate or derivative and any person appointed pursuant to clause 32.4 of the Trust Deed to carry out the role performed by SA Investors as at the date of the Instrument;

“Scheme” means the scheme of arrangement pursuant to section 425 of the Companies Act 1985 (as amended) pursuant to which the Company has acquired Xenova Group Plc;

“Scheme Document” means the document dated 8 July 2005 despatched by Xenova Group Plc in relation to the Scheme;

“Scheme Shares” has the meaning ascribed to it in the Scheme Document;

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Company (and any transferee of such obligations pursuant to Condition 8.1 or Condition 9.1 of the Instrument) under the Loan Notes to the Security Trustee (and under the Pharmaceutical Investment Notes (in the event that the Security Trustee acts as the security trustee in relation to the Pharmaceutical Investment Notes) to the Security Trustee) and the holders from time to time of the Loan Notes (or the Pharmaceutical Investment Notes) issued pursuant to the Instrument and/or in respect of any further instruments or documents governing Loan Notes or the Pharmaceutical Investment Notes together with all fees and remuneration of and all costs, charges and expenses on a full indemnity basis incurred by the Security Trustee in the protection, preservation and enforcement of its respective rights in relation thereto or otherwise in relation to the exercise of its powers, authorities and the compliance with its obligations hereunder;

“Security Interest” means any mortgage, pledge, lien, charge, security assignment, hypothecation, security trust or security interest;

“Subsidiary” means a subsidiary within the meaning of section 736 of the Companies Act 1985 (the “Act”) and “subsidiary”, “subsidiary undertaking” and “undertaking” shall be construed in accordance with the Act;

“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S.C.§§ 77aaa-77bbb) as in effect on the date of the Instrument;

“Trust Deed” means the deed dated on or about the date of this Instrument between the Company, the Security Trustee (as trustee) and SA Investors, in the form scheduled to the Instrument at Schedule 5;

“Withholding” means any withholding or deduction for or on account of any tax or duty imposed or levied by any authority having power to tax such payment which the Company, the Guarantor or any other person shall for the time being be required by any applicable law to withhold or deduct;

“Xenova ADSs” means American depositary shares, each representing ten Xenova Shares, issued by the ADS Depositary in accordance with the Deposit Agreement;

“Xenova Assets” means any assets owned by either of Xenova Group Plc or Xenova Limited, from time to time;

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“Xenova Group Plc” means Xenova Group Plc, a company incorporated in England and Wales with company registration number 02698673, whose registered office is at 957 Buckingham Avenue, Slough, Berkshire, SL1 4NL;

“Xenova Limited” means Xenova Limited, a company incorporated in England and Wales with company registration number 01970244, whose registered office is at 957 Buckingham Avenue, Slough, Berkshire, SL1 4NL.

“Xenova Shares” means ordinary shares of 1 pence each in Xenova;

1.2	For the purposes of these Conditions a person shall be or become “insolvent” if:-

(a)	it is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(b)	the value of its assets is less than its liabilities (taking into account contingent and prospective liabilities); or

(c)	a moratorium is declared in respect of any of its indebtedness; or

(d)	any expropriation, attachment, sequestration, distress or execution affects any asset or assets of that person where such asset or assets have an aggregate value of over £75,000 and is not discharged within 21 days; or

(e)	any action, legal proceedings or other procedure or step (including, but not limited to, passing a resolution to wind-up, making an administration application or serving a notice of an intention to, or a notice to, appoint an administrator) other than a solvent liquidation or reorganisation of or in relation to any legal proceedings where the Company is able to demonstrate such proceedings to be frivolous or vexatious and which is discharged (if a petition) within 21 days is taken in relation to:

(1)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of that person;

(2)	a composition, assignment or arrangement with any creditor of that person;

(3)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that person or any of its assets; or

(4)	enforcement of any Security over any assets of that person,

or any analogous procedure or step is taken in any jurisdiction.

1.3	In these Conditions, except as otherwise provided or where clearly inconsistent, words importing the singular include the plural and vice versa; words denoting gender include every gender; words denoting persons include bodies corporate or unincorporate; and words and expressions defined in the Companies Act 1985 or in the Instrument executed by the Company on the Commencement Date and constituting the Loan Notes (the “Instrument”) shall bear the same meanings herein.

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1.4	References in these Conditions to statutory provisions shall (except where the context otherwise requires) be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modifications) and any subordinate legislation made under such provisions.

1.5	References in these Conditions to the Registrar are references to the Company operating at its registered office address or to such firm of Registrars with an office in the United Kingdom as the Company shall from time to time appoint for the purposes hereof and notify to the Noteholders.

1.6	The headings in these Conditions are for convenience only and shall not affect the interpretation thereof.

2.	Interest

2.1	Subject to the provisions of Condition 2.2, so long as any principal monies shall be outstanding on any Loan Notes the principal monies outstanding on the Loan Notes shall bear interest (“Interest”) at a rate calculated (as well after as before judgement or liquidation) from the date of the Instrument until payment in full at 15% per annum, compounded on an annual basis and accruing on a daily basis and on the basis of a 360 day year but after deducting any Withholding.

2.2	Notwithstanding any other provisions hereof, in the event a Noteholder serves or is deemed to serve an Election Notice (as defined in Condition 13.6(b)) on the Company following the issue by the Company of a Pharmaceutical Investment Notes Availability Notice (pursuant to Condition 13.6(b)) specifying that such Noteholder wishes to receive cash in exchange for all or a proportion of its Loan Notes, then such Loan Notes in respect of which the Noteholder has elected or is deemed to have elected to receive cash shall be deemed not to bear interest and the amount payable by the Company to the Noteholder, shall be an amount equal to the nominal value of such Loan Notes.

3.	Repayment, purchase and cancellation

3.1	The Company shall repay the principal monies outstanding on the Loan Notes in full together with accrued Interest thereon subject to the deduction of any Withholding but otherwise free and clear of any set-off or counterclaim on the sixth anniversary of the date of this Instrument (or on such earlier date or dates as the same shall become repayable by notice of redemption or otherwise in accordance with these Conditions).

3.2	The Company shall have the right to redeem or procure the purchase or transfer of all or (provided an amount of at least 50% or more) part of the outstanding Loan Notes in accordance with Condition 13.2.

3.3	If at any time after the date hereof 95 per cent in nominal value of the Loan Notes has been redeemed, repaid, purchased or transferred by or on behalf of the Company, the Company shall have the right on giving to all the then Noteholders not less than 30 days prior notice in writing to redeem, repay or purchase the whole (but not part only) of the outstanding Loan Notes to the extent not previously paid or purchased.

3.4	The Company shall have the right at any time to redeem, repay or purchase any Loan Notes by tender (available to all Noteholders alike) or by private treaty or otherwise and at any price.

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3.5	A notice of redemption, repayment, purchase or transfer given under Condition 3.2 or Condition 3.3 shall be irrevocable.

3.6	Any Loan Notes repaid, redeemed, purchased or transferred by the Company shall be cancelled or, at the option of the Company in the case of a purchase, transferred to such person or entity as the Company may direct provided, in the case of a transfer, that the transferee is a member of the Celtic Group.

3.7	On any partial repayment, the Loan Notes shall be endorsed by the Company with a memorandum recording such partial repayment.

3.8	On or before the due date for transfer, or for redemption, repayment or purchase by the Company, of any Loan Notes, the Noteholder whose Loan Notes are to be transferred, repaid, redeemed or purchased shall be bound to deliver to the Company at the address specified above (or such other address as shall have previously been notified to Noteholders for such purpose, pursuant to Condition 15) the certificate(s) for the Loan Notes registered in his name (or, if such certificate(s) are not available, an indemnity in lieu of such certificate(s) reasonably satisfactory to the Company) and upon the later of such delivery and the due date for transfer, repayment, redemption or purchase aforesaid the Company shall pay to such Noteholder the amount payable to him in respect of the transfer, redemption, repayment or purchase.

3.9	A Noteholder shall upon the purchase, repayment, redemption or transfer of its Loan Notes hereunder deliver such Loan Notes to the Company or purchaser or transferee with full title guarantee free and clear of any liens, charges, equities or encumbrances.

3.10	If any Noteholder, any part of whose Loan Notes is liable to be redeemed, repaid, purchased or transferred under these Conditions, shall fail or refuse to deliver up the Certificate(s) therefor (or an indemnity as aforesaid) at the time and place fixed for the repayment thereof or shall fail or refuse to accept payment of the repayment monies or other consideration payable in respect thereof or shall fail or refuse to give a receipt for the monies or other consideration payable in respect of the Loan Notes, the monies and/or other consideration payable to such Noteholder shall be set aside by the Company and paid into a separate bank account and/or held by the Company in trust for such Noteholder but without interest, (other than as permitted under Condition 2) and such setting aside shall be deemed for all the purposes of these Conditions to be a payment to such Noteholder and the Company shall thereby be discharged from all obligations in connection with such Loan Notes, save for any trust so established. If the Company shall place the said monies on deposit at a bank, the Company shall not be responsible for the safe custody of such monies or for interest thereon, except such interest (if any) as the said monies may earn whilst on deposit less any expenses reasonably incurred by the Company in connection therewith.

3.11	Except as otherwise provided in Condition 3.4, any redemption, repayment, purchase or transfer of Loan Notes hereunder may only be made on a pari passu basis between all the Noteholders pro rata to the principal amount of Loan Notes held by them respectively.

4.	Events of default

4.1

All amounts outstanding on the Loan Notes shall become immediately repayable on the occurrence of any of the events below (each such event being an “Event of Default”), unless otherwise agreed by a resolution (passed in accordance with Condition 11.1) of the Noteholders, as herein provided, except that 4.1(g) below will cease to be an Event of Default on the earlier to occur

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of: (i) the date of the completion of the transfer of the Loan Notes pursuant to Condition 13.6(c), 13.7(c) or if earlier Condition 13.2, or (ii) 40 days from and including the Long Stop Date:

(a)	a petition for the winding up of the Company is presented and is not discharged within 20 Business Days or if an order is made or resolution is passed for the winding up or other dissolution or administration of the Company save in the event of a member’s voluntary winding up as part of a solvent reorganisation; or

(b)	an encumbrancer shall take possession of or a receiver shall be appointed over or any secured creditor of the Company shall seek to enforce his security in respect of all or any of the property, assets or undertaking of the Company and is not discharged paid out withdrawn or received within 10 Business Days; or

(c)	a petition shall be presented for an administration order in relation to the Company; or

(d)	the Company shall become insolvent or enter into any composition or arrangement for the benefit of its creditors; or

(e)	the Company does not pay, within 3 Business Days of the due date therefor any amount payable pursuant to the Loan Notes unless (i) its failure to pay is caused by administrative or technical error and (ii) payment is made within 5 Business Days of its due date; or

(f)	the failure by the Company to procure the provision of security in respect of the Loan Notes pursuant to the Charge and the Deed of Undertaking; or

(g)	there is a transfer of any of the shares in the Company in issue at the date of this Instrument other than to Celtic Pharma Capital or any subsidiary of Celtic Pharma Capital; or

(h)	there is a breach by the Company of any of the undertakings in Condition 14.1 which has not been remedied within 14 Business Days of the Company becoming aware of such breach; or

(i)	any Security Interest expressed to be created pursuant to the Charge ceases to or does not constitute a valid Security Interest in respect of the Loan Notes in accordance with the terms thereof and ceases to or does not confer the priority expressed to be conferred by such terms.

4.2	The Company shall forthwith on becoming aware of any event as is mentioned in Condition 4.1, give notice in writing thereof and of the steps, if any, being taken by the Company to remedy it to the Noteholders and the Security Trustee. Such notice shall contain references to the Loan Notes and the Trust Deed and specify the Event of Default and what action the Company is taking with respect thereto.

4.3	At any time after the Loan Notes shall have become payable under this Condition 4 the Security Trustee may, without further notice, institute such proceedings in respect of the Guarantee and/or the Charge and the Security Interests created thereby as the Security Trustee may be instructed by SA Investors (acting pursuant to a Majority Resolution of the Noteholders) or as it otherwise may think fit to enforce payment of the monies due (provided that the Security Trustee has, acting on the instructions of SA Investors, previously served a Guarantee Demand in relation to such Event of Default and the Guarantee Demand Period has expired without the Guarantor making the payments specified in the Guarantee Demand, pursuant to paragraph 4.1 of the Guarantee) provided that the Company or the Noteholders shall have fully indemnified and/or secured the Security Trustee to its satisfaction against all claims proceedings liabilities and expenditure (including all reasonable legal fees and expenses) which the Security Trustee may incur in connection with such proceedings or any payment or discharge of or in respect of the Secured Property.

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5.	Trustee May File Proofs of Claim

5.1	The Security Trustee is authorised to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Security Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company, the Guarantor or Celtic X Licensee (or any other obligor upon the Loan Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorised by each Noteholder to make such payments to the Security Trustee, and in the event that the Security Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Security Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel, and any other amounts due the Security Trustee under Clause 25 of the Trust Deed. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel, and any other amounts due the Security Trustee under Clause 25 of the Trust Deed out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Security Interest on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganisation or arrangement or otherwise. Nothing herein contained shall be deemed to authorise the Security Trustee to authorise or consent to or accept or adopt on behalf of any Noteholder any plan of reorganisation, arrangement, adjustment or composition affecting the Loan Notes or the rights of any Noteholder, or to authorise the Security Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.	Provision of information

6.1	Whilst the Loan Notes or any part thereof remains outstanding the Company shall provide to the Noteholders such other material financial and other information in relation to the Company as the Company may determine from time to time.

7.	The register and certificates

7.1	The Company shall at all times keep at the office of the Registrar or at such other place in the United Kingdom as the Company may determine an accurate register of the Loan Notes (the “Register”) showing (i) the nominal amount of Loan Notes for the time being issued, (ii) the dates of issue, (iii) the dates and particulars of all repayments, redemptions, transfers and purchases thereof, (iv) the names and addresses of the Noteholders (and the persons deriving title under them), and (v) the amount of Loan Notes held by them respectively. The Noteholders and any persons entitled to any of the Loan Notes, or any of them, and any person authorised in writing by any of them shall be at liberty at all reasonable times during office hours (having given the Company reasonable notice of their intention to do so) to inspect the Register and (upon payment of the cost of copying the same, if appropriate) to take copies thereof and extracts therefrom or any part thereof.

7.2	If required by the Security Trustee, the Company shall furnish to the Security Trustee (its successors and assigns, as applicable), at least 7 Business Days before each date on which Interest is due to be paid and at such other times as such Security Trustee may request in writing, a list in such form and as of such date as such Security Trustee may reasonably require of the names and addresses of the Noteholders and the Company shall otherwise comply with TIA §312(a).

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7.3	Every Noteholder shall be entitled free of charge to one Certificate for the Loan Notes held by him but so that joint holders shall be entitled to only one Certificate for the Loan Notes held jointly by them which Certificate shall be delivered to that one of the joint holders whose name stands first in the Register in respect of the joint holding. In such circumstances where a Noteholder has redeemed a part only of its Loan Notes pursuant to Condition 13.6(a)(iii) or Condition 13.7(a)(3), such Noteholder shall be entitled to a certificate for the remainder of that Noteholders holding, free of charge.

7.4	If a Certificate is worn out, defaced, lost or destroyed it may be renewed on such terms as to evidence, identity, indemnity and reimbursement of expenses incurred by the Company in investigating or verifying title as the Directors of the Company think fit provided that in the case of defacement the relevant Certificate must be surrendered before a new Certificate is issued.

7.5	Notwithstanding the provisions of Conditions 7.3 and 7.4, no such certificate(s) will be sent to any Restricted Overseas Persons unless and until:-

(a)	that holder has given a warranty and undertaking, as required by the Company that the despatch by the Company of such certificate(s) to (and the receipt of such certificate(s) by) that such Restricted Overseas Person will not infringe any law or regulations in the jurisdiction in which that Restricted Overseas Person resides; and

(b)	the Company is otherwise satisfied that the despatch by it of such certificate(s) will not infringe the law or regulations in any relevant overseas jurisdiction or require the Company to observe or obtain any governmental or other consent or any registration, filing or other formality with which the Company is unable to comply or which the Company reasonably regards as unduly onerous (whether or not the warranty and undertaking referred to in Condition 7.5 (a) above has been given).

Instead those certificates will not be issued and despatched, but the relevant Restricted Overseas Person will be registered as the holder of the relevant Loan Notes.

8.	Trusts, transmission and transfer

8.1	The Loan Notes shall not be transferable except for (i) any transfer to the Company, Celtic Pharma Capital or any other member of the Celtic Group or any of their respective Affiliates or nominees, or (ii) in connection with the issuance of the Loan Notes any transfer between a custodian or agent with respect to a depositary receipts programme and the beneficial owners of such receipts pursuant to which a new Certificate will be issued to such beneficial owner (representing the appropriate holding of such beneficial owner) and a Certificate will be re-issued to the custodian or agent (representing the remainder of the holding of the custodian or agent (if any)), pursuant to such a depositary receipts programme. The obligations of the Company under the Loan Notes shall not be transferable except, pursuant to Condition 9.1, for any transfer to Celtic Pharma Capital or any other member of the Celtic Group or any of their respective Affiliates pursuant to which such transferee shall assume the obligations of the Company under the Loan Notes in accordance with Condition 10.

8.2	Except as required by law the Company will recognise the registered holder of any Loan Notes or his executors or administrators as the absolute owner thereof and will not be bound to take notice of or to see to the execution of any trust (whether express implied or constructive) to which any Loan Notes may be subject and the receipt of such holder (or in the case of joint registered holders of any one of such holders) or his executors or administrators for any monies due in respect of the same shall be a good discharge to the Company notwithstanding any notice it may have (whether express or otherwise) of the right, title, interest or claim of any other person to or in such Loan Notes or monies.

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8.3	No notice of any trust (whether express implied or constructive) shall (except as provided by statute or as required by an order of a court of competent jurisdiction) be entered in the Register in respect of any of the Loan Notes.

8.4	The executors or administrators of a deceased holder of Loan Notes (not being one of several joint holders) shall be the only persons recognised by the Company as having any title to or interest in such Loan Notes and in case of the death of any of the joint holders of any Loan Notes the survivors or survivor shall be the only persons or person recognised by the Company as having any title to or interest in such Loan Notes.

8.5	Any person entitled to any Loan Notes by reason of the death of the registered holder thereof or otherwise by operation of law may be registered as the holder thereof if the Certificate for such Loan Notes and such other evidence as the Company may reasonably require shall be delivered to the office of the Registrar. Such Certificate shall be retained and cancelled by the Company and a new Certificate shall be issued without charge to the person or persons entitled.

8.6	The Loan Notes shall not be offered to the public for subscription or purchase and shall not be capable of being dealt in on any stock exchange in the United Kingdom, the United States of America or elsewhere and no application shall be made to any stock exchange in the United Kingdom, the United States of America or elsewhere for permission to deal in or for an official or other quotation for the Loan Notes.

9.	Substitution

9.1	The Company may substitute in place of the Company (or of any previous Substituted Company under this clause) as the principal debtor or debtors under this Instrument and all or any part of the Loan Notes any other company or companies in the Celtic Group (hereinafter called the “Substituted Company”) by means of an instrument (the “Supplemental Instrument”) executed by the Company (or any previous Substituted Company under this clause), the Security Trustee and the Substituted Company in substantially the same terms as this Instrument, a copy of which shall be made available for inspection by Noteholders provided that (unless the Guarantor becomes the Substituted Company) the obligations of the Substituted Company in respect of the Loan Notes shall be irrevocably guaranteed by the Guarantor on the same terms as under this Instrument and provided further that no Event of Default would, in the reasonable opinion of the Company, arise (subject to the expiry of any applicable grace period) immediately following the substitution.

9.2	Compliance with the provisions of Condition 9.1 will operate to release the Company (or any previous Substituted Company) from any or all of its obligations under this Instrument and the Loan Notes. Not later than seven days after the execution of any Supplemental Instrument and after compliance with all such requirements as are set out in Condition 9.1, the Company shall give notice of the substitution to the Noteholders. The non-receipt of notice by, or the accidental omission to give notice to, any Noteholder shall not invalidate any substitution pursuant to this Condition 9.

9.3	Save as provided in Condition 9.1, upon the execution of the Supplemental Instrument and compliance with the other provisions of Condition 9.1, the Substituted Company will be deemed to be named in this Instrument and on the Loan Notes as the principal debtor in the place of the Company (or of any previous Substituted Company under this clause) as provided in the Supplemental Instrument. The existing Loan Note certificates held by the Noteholders (including the Conditions endorsed thereon) shall not be cancelled but shall remain valid in relation to the Substituted Company.

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10.	Procedure for payment

10.1	Any principal or other monies repayable or payable hereunder on or in respect of any Loan Notes, including pursuant to the exercise of a Call Option Notice or pursuant to the service of an Election Notice, shall be paid in US Dollars and may be paid, at the discretion of the Company, by:

(a)	cheque or warrant sent through the post at the risk of the Noteholder to the registered address of the Noteholder or (in the case of joint Noteholders) to the registered address of that one of the joint Noteholders who is first named in the Register in respect of such Loan Notes or to such person and to such address as the Noteholder or the joint Noteholders may in writing direct (provided such direction reaches the Company by no later than 5 Business Days prior to the date such monies became repayable or payable, as the case may be); or

(b)	bank transfer in cleared funds at the risk of the Noteholder to the account of the Noteholder or (in the case of joint Noteholders) to the account of that one of the joint Noteholders who is first named in the Register in respect of such Loan Notes or to such person and to such account as the Noteholder or the joint Noteholder may in writing direct (the account details to be notified by the Noteholder or joint Noteholder in writing, to the Company, provided such direction reaches the Company by no later than 5 Business Days prior to the date such monies become repayable or payable, as the case may be).

10.2	Payment of any such cheque or warrant by the banker on whom it is drawn shall be satisfaction of the monies in respect of which it is drawn.

10.3	If several persons are entered in the Register as joint holders of any Loan Notes then (without prejudice to Condition 10.1) the receipt of any one of such persons for any principal or other monies repayable or payable on or in respect of such Loan Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole holder of such Loan Notes.

10.4	Any payment to be made hereunder will be made after any withholding or deduction for or on account of any tax or duty imposed or levied by any authority having power to tax such payment which the Company shall for the time being be required by any applicable law to withhold or deduct.

10.5	The payment by the Company of any unclaimed monies payable in respect of the Loan Notes into a separate bank account in such name and designated in such manner as the Directors of the Company may decide shall constitute a trust, the Company being a trustee in respect thereof and any such monies unclaimed after a period of 12 years from the due date of repayment or payment thereof shall be forfeited and shall revert to the Company notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books accounts or other records of the Company.

10.6	All certificates and other documents and remittances sent through the post shall be sent at the risk of the Noteholders entitled thereto.

11.	Modification of rights

11.1	The provisions of the Instrument, including the Charge, and all or any of the rights for the time being attached to the Loan Notes (including without limitation the release of the Company from or postponement or variation of its obligations as to payment of the principal and other monies payable pursuant to the Loan Notes) may from time to time be modified or

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abrogated by the Company with the approval of not less than three quarters of the Noteholders present and voting, or in the case of a poll, not less than three quarters of the votes cast, in either case at a meeting which has been convened and held as provided in Condition 12.

11.2	Any resolution duly passed shall be binding on all the Noteholders (whether or not present at the meeting at which it was passed or signing any written resolution aforesaid) and each of the Noteholders shall be bound to give effect thereto accordingly.

11.3	Notwithstanding any other provision of the Instrument, the right of any Noteholder to receive payment of principal, premium, if any, and interest on the Loan Notes, on or after the respective due dates expressed in the Instrument, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired without the consent of such Noteholder.

12.	Meetings of Noteholders

12.1	The Company may and shall upon request in writing to the Registrar signed by Noteholders holding not less than one-tenth in nominal value of the Loan Notes for the time being outstanding, convene a meeting of the Noteholders. The Registrar will promptly provide the Company and SA Investors with a copy of such request. Such meeting shall be held at such place within Greater London as the Company shall determine.

12.2	When a meeting is convened at least 14 days’ notice (exclusive in each case of the day on which notice is sent) shall be given to the Noteholders by the Registrar. The notice shall specify the place, day and hour of the meeting and the general nature of the business to be transacted but it shall not be necessary to specify in the notice the terms of any resolution to be proposed. The accidental omission to give notice to or the non-receipt of notice by any of the Noteholders shall not invalidate the proceedings at any meeting.

12.3	At any such meeting 2 or more persons present in person (not being the Company, any person directly or indirectly under the control of the Company or any nominee or Affiliate thereof) or by proxy holding Loan Notes or being proxies and being or representing in the aggregate the holders of one tenth in nominal amount of the Loan Notes then outstanding and not held by or on behalf of the Company shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

12.4	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting (as provided for in Condition 12.5). Subject as aforesaid, it shall not be necessary to give any notice of an adjourned meeting.

12.5	If within half an hour from the time appointed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case, the meeting shall stand adjourned for such period, not being less than 14 days nor more than 42 days, and to such time and place as may be appointed by the chairman. At such adjourned meeting, 2 or more persons present in person or by proxy (not being the Company, any person directly or indirectly under the control of the Company or any nominee or Affiliate thereof) holding Notes or being proxies (whatever the nominal amount of the Notes which they hold or represent) shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

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12.6	If at any meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded. Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12.7	The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

12.8	Any persons duly authorised by the Company, including, without limitation, the Directors, the secretary or the Company’s auditors or legal or financial advisers or the Security Trustee or SA Investors, shall be entitled to attend and speak at any meeting of the Noteholders. Save as aforesaid, no person shall be entitled to attend, speak or vote at any meeting of the Noteholders unless he is registered as a holder of all or any of the Loan Notes or he produces written evidence of his appointment as a representative pursuant to Condition 12.19 or is a proxy.

12.9	Without prejudice to the obligations of any proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

12.10	In the case of the joint holders of Notes, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stands in the Register.

12.11	In the case of an equality of votes, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy or as a representative.

12.12	Save in the case of a resolution passed in accordance with Condition 4.1 and/or Condition 11.1, or paragraph 10 of the Guarantee, at any meeting a resolution put to the vote of the meeting shall be decided by a majority in number of the Noteholders present and voting (in person or by proxy) at the relevant meeting, on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by the chairman or by one or more Noteholders present in person or by proxy holding or representing by proxy the holder(s) of not less than one tenth of the nominal amount of the Loan Notes then outstanding. Unless a poll is so demanded a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact.

12.13	On a poll votes may be given either personally or by proxy.

12.14	At any meeting:

(a)	on a show of hands, every Noteholder who (being an individual) is present in person or by proxy or (being a corporation) is present by its representative duly authorised in accordance with Condition 12.18 or its proxy shall have one vote; and

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(b)	on a poll, every person who is so present shall have one vote in respect of every US$1 nominal amount of Loan Notes of which he is the holder or in respect of which he is a proxy or a representative.

12.15	The instrument appointing a proxy shall be in the usual common form or such other form as the Company may approve. A person appointed to act as a proxy need not be a Noteholder.

12.16	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at the offices of the Registrar or such other place as shall be specified in the notice convening the meeting or the instrument of proxy not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.

12.17	A resolution in writing the text of which (whether or not notified to all Noteholders) and signed by or on behalf of Noteholders holding not less than three quarters in nominal value of the aggregate Loan Notes in issue at the relevant time shall for all purposes be as valid and effectual as a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained. Such resolution in writing may be contained in one document or in several documents in like form signed by or on behalf of one or more of the Noteholders.

12.18	Any company or corporation which is a holder of Notes may by resolution of its directors or other governing body authorise any person to act as its representative at any meeting of Noteholders and such representative shall be entitled to exercise the same powers on behalf of the company or corporation which he represents as if he were the holder of Notes.

12.19	Such person (who may, but need not, be a Noteholder) nominated in writing by the Company shall be entitled to take the chair at every such meeting or adjourned meeting. If at any meeting or adjourned meeting no person shall be nominated or the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting or adjourned meeting, the Noteholders present shall choose one of their number to be chairman.

12.20	The Noteholders may communicate pursuant to TIA §312(b) with other Noteholders with respect to their rights under the Instrument. The Company, the Security Trustee (its successors and assigns), the Registrar and anyone else shall have the protection of TIA §312(c) (if appropriate).

12.21	In determining whether the Noteholders of the required principal amount of the Loan Notes have concurred in any direction, waiver or consent, Loan Notes owned by the Company, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding.

13.	Pharmaceutical Investment Notes and Call Rights

13.1	The Company shall use all reasonable endeavours to procure: (i) the availability of Pharmaceutical Investment Notes to Noteholders to enable service of a notice under Condition 13.4(i) on or prior to the Long Stop Date and (ii) that such Pharmaceutical Investment Notes shall, when issued or as soon thereafter as is reasonably practicable, be Listed.

13.2	The Company may at any time after the date of the Instrument by written notice served on the Noteholders (a “Call Option Notice”) require each Noteholder to transfer to it or to such other person as shall be nominated by it, such proportion of the Loan Notes then held by such

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Noteholder as shall be specified in the Call Option Notice. Completion of such transfer shall take place at the place and time specified in the Call Option Notice (which shall be not before 10:00 a.m. and not later than 12:00 noon London time on a Business Day not less than 30 days after the date of the Call Option Notice). The amount payable by the Company (the “Call Option Purchase Price”), which shall be paid to a Noteholder subject to compliance with Condition 13.3, shall be an amount in cash paid in accordance with the provisions of Condition 10 and equal to the aggregate of: (i) the principal amount of the Loan Notes which is the subject of the Call Option Notice; and (ii) the amount of Interest accrued on such principal up to but not including the date of completion of the transfer.

13.3	Upon service of a Call Option Notice, a Noteholder shall be bound to deliver to the Company at the offices of the Registrar of the Company the certificate(s) in respect of the relevant Loan Notes or, if any such certificates are not available, an indemnity in lieu of any such certificates reasonably satisfactory to the Company.

13.4	At any time on or prior to the Long Stop Date, the Company shall serve notice in writing on the Noteholders notifying them either: (i) that it or Celtic Pharma Capital is able to make Pharmaceutical Investment Notes available to Noteholders in exchange for their Loan Notes (a “Pharmaceutical Investment Notes Availability Notice”) and the terms of the Pharmaceutical Investment Notes (the “Pharmaceutical Investment Note Terms”); or (ii) that Pharmaceutical Investment Notes will not be made available to Noteholders in exchange for their Loan Notes (a “Cash Redemption Notice”).

13.5	Service of a Pharmaceutical Investment Notes Availability Notice or a Cash Redemption Notice on a Noteholder shall require the Noteholder to transfer all of the then outstanding Loan Notes held by such Noteholder in accordance with Conditions 13.6 and 13.7 respectively, unless the Noteholder is deemed to elect to retain his Loan Notes in accordance with Conditions 13.6 or 13.7 below.

13.6	If a Pharmaceutical Investment Notes Availability Notice is served on a Noteholder:-

(a)	the Loan Notes held by such Noteholder shall be transferred to the Company or such other party as may be nominated by the Company in accordance with the Pharmaceutical Investment Note Terms in exchange for, at the election of the Noteholder: (i) the issue to that Noteholder of Pharmaceutical Investment Notes with a nominal value equal to the aggregate of the principal amount of the relevant Loan Notes and the amount of Interest accrued on such principal up to but not including the date of completion of the transfer; (ii) for cash in an amount equal to the nominal value of the relevant Loan Notes; or (iii) for a combination of Pharmaceutical Investment Notes and cash in accordance with the Pharmaceutical Investment Note Terms;

(b)	within 20 days of the date of the Pharmaceutical Investment Notes Availability Notice, each Noteholder shall notify the Company and Celtic Pharma Capital in writing in a form prescribed by the Company (an “Election Notice”) whether he wishes to receive Pharmaceutical Investment Notes and/or cash in exchange for his Loan Notes and in what proportions (provided that this is in accordance with the Pharmaceutical Investment Note Terms). Notwithstanding the foregoing if no Election Notice, or an invalid Election Notice is served as aforesaid by a Noteholder such Noteholder shall, at the sole discretion of the Company, be deemed to have served an Election Notice to: (i) receive Pharmaceutical Investment Notes in respect of his entire holding of Loan Notes; (ii) receive cash in respect of his entire holding of Loan Notes; or (iii) retain his entire holding of Loan Notes until the due date for redemption under the Instrument (and if the Company so deems it shall notify the relevant Noteholder and the Security Trustee promptly thereafter). Notwithstanding

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the foregoing if any holder of Xenova ADSs’ has not yet delivered an ADS Letter of Transmittal and/or paid all fees due to the ADS Depositary on surrender of such person’s ADSs, the Company will, at its discretion, deem such person to have served an Election Notice to: (a) receive Pharmaceutical Investment Notes in respect of his entire holding; or (b) receive cash in respect of his entire holding.

(c)	Completion of the transfer of the Loan Notes comprised in an Election Notice or deemed Election Notice shall take place at a time specified in the Pharmaceutical Investment Notes Availability Notice (which shall be not before 10:00 a.m. and not later than 12:00 noon London time on a Business Day not less than 30 days after the date of the Pharmaceutical Investment Notes Availability Notice). At completion, Pharmaceutical Investment Notes will be issued, certificates therefor dispatched to the person entitled thereto, and/or any cash amount due will be paid in US Dollars in accordance with the provisions of Condition 10.

(d)	The commercial terms and conditions of the Pharmaceutical Investment Notes shall be as set out in the Scheme Document and shall, subject to such other terms as the issuer thereof shall reasonably determine otherwise be substantially similar to, and no less favourable than (in the sole discretion of the issuer thereof) the terms and conditions of the Loan Notes (save, for the avoidance of doubt, in respect of the other provisions of this Condition 13 and Condition 14, the provisions of Clauses 6, 9 and 10 of the Charge and the provisions of the Guarantee) except that it will be a term of the Pharmaceutical Investment Notes that, if the issuer of the Pharmaceutical Investment Notes becomes, or the directors of the issuer of the Pharmaceutical Investment Notes have reasonable grounds to believe that the issuer of the Pharmaceutical Investment Notes might become, an investment company of the purposes of the Investment Company Act, the issuer of the Pharmaceutical Investment Notes will be entitled to serve a mandatory transfer notice on any Pharmaceutical Investment Notes Noteholder who is a US Person and who is not a “Qualified Purchaser” (as defined in section 2(a)(51) of the Investment Company Act of 1940) requiring such Pharmaceutical Investment Notes Noteholder to transfer his Pharmaceutical Investment Notes to such other person as the issuer of the Pharmaceutical Investment Notes may specify for a consideration equal to the market value of the Pharmaceutical Investment Notes held by such Pharmaceutical Investment Notes Noteholder. For these purposes the market value of the Pharmaceutical Investment Notes which are the subject of a mandatory transfer notice will be the average of the aggregate closing middle market value of the Pharmaceutical Investment Notes over the 5 Business Days immediately preceding the date of the mandatory transfer notice as shown on the register maintained by the market on which the Pharmaceutical Investment Notes are traded, or should the Pharmaceutical Investment Notes be issued and not be listed, by reference to a valuation established by an independent valuer.

13.7	If a Cash Redemption Notice is served on a Noteholder:-

(a)	within 20 days of the date of the Cash Redemption Notice, each Noteholder shall notify the Company in writing in a form prescribed by the Company (a “Redemption Election Notice”) whether he wishes to:

(1)	receive, in exchange for his entire holding of Loan Notes, an amount in cash, paid in accordance with the provisions of Condition 10 and equal to the aggregate of: (i) the principal amount of the Loan Notes which is the subject of the Redemption Election Notice; and (ii) the amount of Interest accrued on such principal up to but not including the date of completion of the transfer of the relevant Loan Notes in accordance with Condition 13.7(c) below;

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(2)	retain his entire holding of Loan Notes until the due date for redemption under the Instrument, subject to Condition 13.7(f) and provided that such holding is at least US$1,000 in nominal value; or

(3)	receive cash equal to the aggregate of: (i) the principal amount of the Loan Notes in respect of which the Noteholder elects to receive cash; and (ii) the amount of Interest accrued on such principal, up to but not including the date of completion of the transfer (subject to any Witholding), in respect of a proportion of his entire holding of Loan Notes and retain the remaining proportion of his entire holding of Loan Notes until the due date for redemption under the Instrument subject to Condition 13.7(f) and provided that such retained holding is at least US$1,000 in nominal value.

(b)	If no Redemption Election Notice is served pursuant to Condition 13.7(a) or an invalid Redemption Election Notice is served by a Noteholder, such Noteholder shall, at the sole discretion of the Company, be deemed to have served a Redemption Election Notice either to:

(1)	receive cash in respect of his entire holding of Loan Notes equal to the aggregate of: (i) the principal amount of the Loan Notes which is the subject of the Cash Redemption Notice; and (ii) the amount of Interest accrued on such principal up to but not including the date of completion of the transfer of the relevant Loan Notes in accordance with Condition 13.7(c) below; or

(2)	retain his entire holding of Loan Notes until the due date for redemption under the Instrument (provided that such holding is at least US$1,000 in nominal value)(and if the Company so deems it shall notify the relevant Noteholder and the Security Trustee promptly thereafter).

(c)	Completion of the transfer of the Loan Notes comprised in a Redemption Election Notice or deemed Redemption Election Notice, which are to be exchanged for cash, shall take place at a time specified in the Cash Redemption Notice (which shall be not before 10:00 a.m. and not later than 12:00 noon London time on a Business Day not less than 30 days after the date of the Cash Redemption Notice).

(d)	If a Cash Redemption Notice is served on a Noteholder and the Noteholder has elected, or is deemed to have elected to receive cash, the provisions of Conditions 3.8 to 3.10 shall apply.

(e)	At completion any cash amount due will be paid in US Dollars in accordance with the provisions of Condition 10.

(f)	If the aggregate nominal value of the Loan Notes which Noteholders have elected to retain following the service of Cash Redemption Notice, is less than US$1,000,000, any elections to retain Loan Notes made in Redemption Election Notices shall be invalid and each Noteholder who has made such elections shall, at the discretion of the Company, be deemed to have made an election to receive cash under Condition 13.7(a)(1) in respect of his entire holding of Loan Notes.

13.8	Each Noteholder shall take such action as shall reasonably be required to permit the transfer pursuant to Conditions 13.2 and 13.5 to 13.7 of the Loan Notes then held by him and irrevocably designates the Company as his attorney to take such actions as shall be necessary to effect such transfer.

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14.	Undertakings

14.1	The Company hereby undertakes for the benefit of each Noteholder:

(a)	not to incur any indebtedness or grant any Security Interest in respect of such indebtedness which would rank in seniority to the Loan Notes;

(b)	not to declare, make or distribute a dividend (or dividends) or other distribution of capital to any shareholders of the Company and that with respect to the proceeds of the sale, disposal or transfer of any of the assets owned by Xenova Group Plc or Xenova Limited, to hold such proceeds on trust for the benefit of the Noteholders, provided that the Company may use such proceeds to invest in the development of any assets owned by either of Xenova Group Plc or Xenova Limited from time to time;

(c)	not to grant a Security Interest in respect of any or all Xenova Assets, other than in respect of the License Agreement, except that the Company may grant Security Interests in respect of any or all Xenova Assets in order to secure the Pharmaceutical Investment Notes (if issued), into which the Loan Notes may be exchanged, pursuant to Condition 13.6 above, until the earlier of (i) the date of the completion of the transfer of the Loan Notes pursuant to Condition 13.6(c), 13.7(c) or if earlier Condition 13.2, or (ii) 40 days from and including the Long Stop Date, provided that no Event of Default is continuing at such time.

14.2	For the avoidance of doubt, notwithstanding the provisions of Condition 14.1 (and in particular Condition 14.1(b)), in the event that deferred consideration becomes payable pursuant to the Deferred Consideration Arrangement, the Company or any of its subsidiaries shall be permitted to pay or procure the payment of such deferred consideration in accordance with the terms of the Offer and the Deferred Consideration Arrangement.

15.	Notices

15.1	Any notice demand or other document may be given or sent to the Company at the address of the Company specified above or otherwise previously notified to Noteholders (in accordance with these Conditions) for such purpose.

15.2	Any notice or other document may be given or sent to any Noteholder, the Security Trustee, the Registrar, or SA Investors by leaving the same at or by sending the same by post in a prepaid envelope addressed, in the case of a Noteholder, to such Noteholder at his registered address or, in the case of the Registrar or SA Investors, at its registered office for the time being and in the case of the Security Trustee at the address specified in the Charge and Trust Deed for the attention of: “Manager, World Securities Services”. In the case of joint holders of any Loan Notes a notice given to that one of the joint holders who is first named in the Register in respect of such Loan Notes shall be sufficient notice to all the joint holders. Any notice or communication shall also be posted to any person described in TIA §313(c), to the extent required by the TIA. Failure to post a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Notice may be given to the persons entitled to any Loan Notes in consequence of the death or bankruptcy of any Noteholder or of any other event giving rise to transmission by operation of law by sending the same by post in a prepaid envelope addressed to them by name or by title of the representatives or trustees of such holder at the address (if any) in the United Kingdom supplied for the purpose of such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death, bankruptcy or other event had not occurred.

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15.3	Any notice given by prepaid first class (or airmail in the case of Noteholders whose registered addresses are not in the United Kingdom) post shall be deemed to have been served at the expiration of 48 hours after the time when it is posted (5 Business Days in the case of Noteholders whose registered addresses are not in the United Kingdom) and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed stamped and posted.

16.	Choice of law and submission to jurisdiction

16.1	The terms and conditions of the Loan Notes shall be governed by and construed in accordance with English law.

16.2	The Company irrevocably submits for the benefit of and each Noteholder and the Security Trustee for all purposes of or in connection with the Loan Notes or the Certificates therefor to the exclusive jurisdiction of the English courts.

17.	Rights of Security Trustee

The Security Trustee shall be entitled to all of the rights, benefits and remedies provided in favour of the Trustee (as defined in the Trust Deed) pursuant to the terms of the Charge and the Trust Deed.

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SCHEDULE 3

DATED	2005

(1)	CELTIC X LICENSEE LIMITED

(2)	CELTIC PHARMA DEVELOPMENT UK PLC

DEED OF UNDERTAKING

relating to the grant of security

THIS DEED OF UNDERTAKING is entered into on                      2005

BETWEEN

(1)	CELTIC X LICENSEE LTD of Palazzo Pietro Stiges, 90, Strait Street, Valletta, Malta (“Licensee”); and

(2)	CELTIC PHARMA DEVELOPMENT UK PLC of Mercury House, Triton Court, 14 Finsbury Square, London EC2A 1BR (“Development UK”).

BACKGROUND

(A)	Development UK and Licensee are both subsidiaries of Celtic X Holdings Ltd (“Holdings”), Development UK being an indirect subsidiary.

(B)	Development UK intends to issue loan notes (the “Loan Notes”) to the shareholders of Xenova Group plc (“Xenova”) in connection with Development UK’s proposed offer to be effected by way of a scheme of arrangement pursuant to Section 425 of the Companies Act 1985 (as amended) of the United Kingdom (the “Scheme”) to acquire the issued and to be issued share capital of Xenova. It is proposed that the Loan Notes will be secured obligations of Development UK.

(C)	Licensee proposes to enter into a licence agreement with Xenova Ltd, a subsidiary of Xenova, pursuant to which Licensee will have licenced to it rights to certain intellectual property of Xenova Ltd and the Xenova group (the “Licence Agreement”).

(D)	Under the terms of the Licence Agreement, it is proposed that Xenova Ltd will licence to Licensee the world-wide development and marketing rights for Xenova’s conjugated therapeutic vaccines, TA-CN and TA-NIC grant to Licensee world-wide rights to develop and commercialise TA-CN and TA-NIC;

(E)	As a condition to and in consideration for obtaining credit financing under a facility agreement dated on or around the date of this Deed between Holdings and Licensee, Licensee has agreed to facilitate the issuance of the Loan Notes and the securing of the obligations under the Loan Notes by way of a first fixed and floating charge (the “Charge”) over the Licence Agreement and Licensee’s rights thereunder, such charge to be granted in favour of a security trustee or joint security trustees to be appointed by Development UK for the benefit of the holders of the Loan Notes (the “Security Trustee”).

(F)	Licensee acknowledges that the Security Trustee has not yet formally accepted its appointment and that the final form of the Deed of Charge and related documentation and the commercial terms of such appointment will depend upon the outcome of negotiations between Development UK, the Security Trustee and Xenova.

(G)	Holdings intends to establish, by no later than two years after the date on which the Loan Notes, if any, to be issued pursuant to the Scheme, are constituted a note programme (the “Note Programme”) pursuant to which Holdings or a limited recourse affiliate thereof may issue, from time to time, different series of limited recourse notes or other limited recourse debt obligations which will be secured by certain assets of Holdings, security rights in respect of patent licences or other intellectual property rights which may be held, from time to time, by Holdings or affiliates of Holdings, including the Licence Agreement and Licensee’s rights thereunder.

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IT HAS BEEN AGREED as follows:

1.	GRANTING OF CHARGE

Should the Scheme become effective and Development UK be obliged pursuant thereto to issue Loan Notes, Licensee irrevocably undertakes to Development UK that, promptly upon being requested to do so by Development UK, it shall execute and deliver to the Security Trustee a deed (and such other documents as may be necessary in connection therewith) granting the Charge in favour of the Security Trustee and that such deed shall be in the form of that contained in Schedule 1 to this Deed including such amendments, variations and other terms, if any, as Development UK may in its absolute discretion and without further reference to Licensee agree with the Security Trustee and/or Xenova provided always that: (i) such deed of charge will not extend beyond the granting of a first priority fixed and floating charge over the Licence Agreement and Licensee’s rights thereunder; and (ii) the obligations and liabilities which it shall rateably secure shall be limited to the obligations and liabilities of Development UK under the Loan Notes and the obligations and liabilities of Development UK, Holdings or a limited recourse affiliate of either of them under any notes issued pursuant to the Note Programme.

2.	DURATION

Licensee’s obligations under Clause 1 of this Deed shall commence on the date hereof and shall expire upon the earlier of (i) the day which is ten Business Days following the date on which the Scheme becomes effective; and (ii) 31 December 2005.

3.	VARIATION

The terms of this Deed are only capable of being amended or varied by further agreement in writing signed by Development UK and Licensee and references to this Deed shall be construed as a reference to this Deed as the same may have been from time to time amended, varied, supplemented and/or novated.

4.	THIRD PARTY RIGHTS

Nothing in this Deed is intended to confer on any person any right to enforce any term of this Deed which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999 of the United Kingdom.

5.	JURISDICTION

5.1	The parties agree that the courts of England and Wales shall have jurisdiction to settle any disputes in connection with this Deed and accordingly submit to the jurisdiction of such courts

5.2	Nothing in this clause limits the rights of the parties to bring any proceedings in connection with this Deed in any other court of competent jurisdiction, or concurrently in more than one jurisdiction.

6.	GOVERNING LAW

This Deed is governed by and shall be construed in accordance with the laws of England and Wales.

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7.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by both parties on separate counterparts, each of which when executed shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

IN WITNESS of which this Deed has been executed on the date marked above.

4

EXECUTED AS A DEED for and on behalf )
of CELTIC X LICENSEE LTD )
acting by:

Director

Director/Secretary

EXECUTED AS A DEED for and on behalf )
of CELTIC PHARMA DEVELOPMENT UK PLC)

Director

Director/Secretary

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SCHEDULE 1

FORM OF DEED OF CHARGE

DATED	2005

(1)	CELTIC X LICENSEE LTD

as Chargor

(2)	JPMORGAN CHASE BANK, N.A.

as Security Trustee

(3)	S.A. INVESTORS LIMITED

DEED OF CHARGE

in connection with the issue of

Loan Notes by the Celtic Group

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THIS DEED OF CHARGE is dated                      2005

BETWEEN:

(1)	CELTIC X LICENSEE LTD (registered in Malta under number C36431) whose registered office is at Palazzo Pietro Stiges, 90 Strait Street, Valletta, Malta (the “Chargor”); and

(2)	JPMORGAN CHASE BANK, N.A. of Trinity Tower, 9 Thomas More Street, London, E1W 1YT, in its capacity as security trustee under the Loan Note Instrument, the Charge and the Trust Deed, for and on behalf of the Noteholders, (the “Security Trustee”) which expression shall include its respective successors and assigns whether immediate or derivative ; and

(3)	S.A. INVESTORS LIMITED a company incorporated in England and Wales with company registration number 04288672, whose registered office is at 41 Welbeck Street, London, W1G 8EA, (“SA Investors”) which expression shall include its respective successors and assigns whether immediate or derivative and any person appointed pursuant to clause 32.4 of the Trust Deed to carry out the role performed by SA Investors as at the date of the Loan Note Instrument;

BACKGROUND

(A)	Pursuant to a license agreement (the “License Agreement”) dated 23 June 2005 between the Chargor and Xenova Limited and attached at Annex 1 of this Deed, the Chargor holds certain Intellectual Property Rights of Xenova.

(B)	Further to a deed of undertaking (the “Deed of Undertaking”) dated 20 June 2005 entered into between the Chargor and Celtic Pharma Development UK plc, (the “Issuer”), (as amended by a deed of amendment dated 7 July 2005), inter alia, the Chargor agreed to facilitate the issuance of Loan Notes and the securing of the obligations under the Loan Notes by way of a fixed and floating charge over the License Agreement and the Chargor’s rights thereunder.

(C)	This agreement formalises the arrangements of the granting of this charge in favour of the Security Trustee for the benefit of the holders of the Loan Notes.

THIS DEED OF CHARGE WITNESSES as follows

1.	DEFINITIONS AND INTERPRETATION

The following definitions apply in this Deed:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Celtic Group” has the same meaning given to it in the Loan Note Instrument.

“Celtic Pharma Capital Group” means Celtic Pharma Capital Limited and its subsidiaries and subsidiary undertakings from time to time.

“Collection Account” means such bank account as may from time to time be nominated by the Security Trustee, any credit balance of which shall be held for the benefit of the Security Trustee and the Noteholders pursuant to the terms of the Trust Deed.

“Conditions” means those conditions set out in Schedule 2 of the Loan Note Instrument.

“Connected Party” means in relation to any person:

(i)	any subsidiary or holding company of that person and any subsidiary of such holding company from time to time; or

(ii)	any body corporate in relation to which that person (either alone or together with any spouse, sibling, parent or child (including an adopted child or stepchild) of his) directly or indirectly either holds a majority of the voting rights in its share capital, has the right to appoint or remove a majority of its board of directors or controls, pursuant to an agreement with other shareholders or members, a majority of the voting rights in its share capital; or

(iii)	any body corporate which is a subsidiary of any body corporate referred to in (ii) above.

“Enforcement Event” means any Event of Default which is continuing.

“Event of Default” means an Event of Default for the purposes of the Loan Note Instrument.

“Finance Documents” means this Deed and the Loan Note Instrument.

“Guarantee” means the guarantee substantially in the form attached to the Loan Note Instrument as Schedule 6 thereto.

“Guarantee Demand” means a demand containing the information set out in paragraph 3, of the Guarantee, which shall be made to the Guarantor, by the Security Trustee, in the manner set out in paragraph 11 of the Guarantee.

“Guarantee Demand Period” means the period of 10 days after the date of service by the Security Trustee on the Guarantor of a Guarantee Demand, complying with the requirements of the Guarantee.

“Guarantor” means Celtic Pharma Capital Limited a company incorporated in Malta with company registration number C36418 whose registered office is at Pallazzo Pietro Stiges, 90 Strait Street, Valletta, Malta.

“Intellectual Property Rights” means copyright, patents, know-how, confidential information, database rights and rights in trade marks and designs (whether registered or unregistered), applications for registrations and the right to apply for registration for any of the same, and all other intellectual property rights and equivalents or similar forms of protection existing anywhere in the world.

“Interest” means an amount of interest accruing on the principal amount of the outstanding Loan Notes outstanding at the relevant time, from the date of issuance of such Loan Notes calculated at a rate (as well after as before judgement or liquidation) of 15 per cent. per annum compounded on an annual basis and accruing on a daily basis and on the basis of a 360 day year.

“Loan Notes” means the Guaranteed Secured Loan Notes 2011 constituted by the Loan Note Instrument or, as the case may require, any part thereof for the time being issued and outstanding.

“Loan Note Instrument” means the loan note instrument constituting Guaranteed Secured Loan Notes 2011 of Celtic Pharma Development UK plc dated on or about the date of this Deed and entered into by (1) Celtic Pharma Development UK plc and (2) JPMorgan Chase Bank, N.A. as Security Trustee and (3) Celtic Pharma Capital Limited, as guarantor, as may be amended from time to time.

“Long Stop Date” means the date which is 24 months after the date of the Instrument.

“Maturity Date” means the date of maturity of the Loan Notes.

“Pharmaceutical Investment Notes” means the Secured Loan Notes 2011 to be issued by the Company, the Guarantor or an Affiliate of either of them;

“Receiver” means any receiver or manager or administrative receiver of the Chargor.

“Registrar” means Computershare Investor Services Plc, a company registered in England and Wales under company number 3498808 and whose registered office is at The Pavilions, Bridgwater Road, Bristol, BS13 8AE (and its respective successors and assigns whether immediate or derivative);

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of Celtic Pharma Development UK Plc (and any transferee of such obligations pursuant to Condition 8.1 or Condition 9.1 of the Instrument) under the Loan Notes to the Security Trustee (and under the Pharmaceutical Investment Notes (in the event that the Security Trustee acts as the security trustee in relation to the Pharmaceutical Investment Notes) to the Security Trustee) and the holders from time to time of the Loan Notes (or the Pharmaceutical Investment Notes) issued pursuant to the Loan Note Instrument and/or under this Deed and/or in respect of any further instruments or documents governing Loan Notes (or the Pharmaceutical Investment Notes) together with all fees and remuneration of and all costs, charges and expenses on a full indemnity basis incurred by the Security Trustee in the protection, preservation and enforcement of its respective rights in relation thereto or otherwise in relation to the exercise of its powers, authorities and the compliance with its obligations hereunder.

“Security Period” means the period beginning on the date of this Deed and ending on the date on which the Security Trustee is notified by SA Investors or is otherwise satisfied that the Secured Liabilities have irrevocably been paid or discharged in full.

“Secured Property” the License Agreement and all the rights of the Chargor pursuant to the terms of the License Agreement.

“Security” means any mortgage, fixed or floating charge, encumbrance, lien, pledge, hypothecation, assignment by way of security or title retention arrangement (other than in respect of goods bought in the ordinary course of trading), and any arrangement having substantially the same economic effect as the foregoing.

“Trust Deed” means the deed dated on or about the date of the Loan Note Instrument between Celtic Pharma Development UK Plc, the Security Trustee (as trustee) and SA Investors, in the form scheduled to the Loan Note Instrument at Schedule 5.

“Withholding” means any withholding or deduction for or on account of any tax or duty imposed or levied by any authority having power to tax such payment which Celtic Pharma Development UK Plc or any other person shall for the time being be required by any applicable law to withhold or deduct.

Any reference in this Deed to:

(a)	the “Chargor”, “Celtic Development UK Plc”, “SA Investors”, the “Guarantor”. the “Registrar” and the “Security Trustee” includes where the context admits a reference to its respective successors and assigns whether immediate or derivative;

(b)	copyright, design right know-how, patent, registered design right, service mark, trade mark or any other intellectual property right of any description shall be construed as a reference to all rights of such description subsisting under the laws of the United Kingdom and any and all analogous rights subsisting under the laws of each and every jurisdiction throughout the world.

2.	COVENANT TO PAY

2.1	Covenant

The Chargor hereby covenants with the Security Trustee for itself and the holders from time to time of the Loan Notes that it will unconditionally pay, discharge and satisfy the Secured Liabilities when due.

3.	FIXED SECURITY

3.1	Fixed charge

The Chargor, with full title guarantee, as security for the payment of all Secured Liabilities charges in favour of the Security Trustee for the benefit of itself and the holders from time to time of the Loan Notes by way of first fixed charge, all the rights and interests it has in the Secured Property.

3.2	Assignment

To the extent not validly and effectively charged by way of first fixed charge pursuant to Clause 3.1 (Fixed charge), the Chargor, as continuing security for the payment and discharge of the Secured Liabilities assigns and agrees to assign to the Security Trustee for the benefit of itself and the holders from time to time of the Loan Notes absolutely the benefit of all of its right, title and interest to, in and under all present and future Secured Property owned by the Chargor under the License Agreement.

3.3	Reassignment

The assignments by the Chargor in Clause 3.2 (Assignment) are subject to the proviso that following the end of the Security Period the Security Trustee (acting on the instructions of SA Investors) shall reassign to the Chargor or other person entitled thereto (without recourse or warranty and at the Chargor’s expense) the subject matter of those assignments or, as the case may be, the balance thereof or other property or assets representing the same.

3.4	Consent to charge and assignment

To the extent that any right, title and interest described in Clause 3.2 (Assignment) is not capable of being assigned, the Chargor shall use all reasonable endeavours to obtain any relevant consent to such assignment or charge or to otherwise render the same capable of assignment or charge.

Pending any interest becoming capable of being charged or assigned in accordance with the charge purported to be created by Clause 3.1 (Fixed charge) or assignment purported to be effected by Clause 3.2 (Assignment) (as the case may be) such charge or assignment shall, without prejudice to the provisions of Clause 3.1 (Fixed charge) only operate as an assignment by way of continuing security of any and all proceeds, damages, compensation, remuneration, profit, rent or income which the Chargor may derive therefrom or be awarded or entitled to in respect thereof, in each case as continuing security for the payment and discharge of the Secured Liabilities.

4.	FLOATING CHARGE

4.1	Floating Charge

The Chargor, with full title guarantee, charges in favour of the Security Trustee for the benefit of itself and the holders from time to time of the Loan Notes, as continuing security for the payment and discharge of the Secured Liabilities, by way of first floating charge, all rights and interests owned or licenced to the Chargor in the Secured Property pursuant to the License Agreement which have not been effectively charged or assigned pursuant to Clause 3.1 (Fixed charge) and Clause 3.2 (Assignment).

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by this Clause 4.1.

4.2	Ranking

The floating charge created by Clause 4.1 (Floating Charge) or arising pursuant to Clause 4.3 (Fixed and floating security) shall rank behind all the fixed charges created by or pursuant to this Deed but shall rank in priority to any other Security hereafter created by the Chargor except for Security arising solely by operation of law in the ordinary course of the Chargor’s business.

4.3	Fixed and floating security

If for any reason any Security in respect of any Secured Property created or purported to be created pursuant to this Deed as a fixed charge, does not, or ceases to, take effect as a fixed charge then it shall take effect as a first floating charge in respect of such Secured Property. However, such Security shall, and it is the intent of the parties that such Security shall, remain a fixed charge in respect of other Secured Property expressed to be the subject of a fixed charge.

4.4	Crystallisation by notice

The Security Trustee may at any time, whilst an Event of Default is continuing, by notice to the Chargor, convert the floating charge constituted under Clause 4.1 (Floating charge) with immediate effect into a fixed charge as regards any asset the subject of such floating charge or such asset as specified in the notice (provided that the Security Trustee, acting on the instruction of SA Investors, has previously served a Guarantee Demand in relation to such Event of Default and the Guarantee Demand Period has expired without the Guarantor making the payments specified in the Guarantee Demand, pursuant to paragraph 4.1 of the Guarantee).

4.5	Automatic crystallisation

Without limiting any rule of law which may have a similar or analogous effect, the floating charge constituted under Clause 4.1 (Floating charge) will automatically be converted with immediate effect into a fixed charge as regards all assets the subject of such floating charge and without notice from the Security Trustee to the Chargor on the Security created pursuant to this Deed becoming enforceable in accordance with Clause 11 (Enforceability).

5.	REPRESENTATIONS AND WARRANTIES

The Chargor makes the following representations and warranties to the Security Trustee for the benefit of itself and the holders from time to time of the Loan Notes, unless the Chargor has completed an assignment, sale, transfer, disposal, licence, sub-licence or otherwise parted with possession or control of all or any part of the Secured Property pursuant to Clause 9 (Future Agreements) below:

5.1	No existing Security

No security (other than that created by a Finance Document) exists on, over or with respect to any of the Secured Property at the date of this Deed.

5.2	Good title to assets

The Chargor has a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use the Secured Property necessary to carry on its business as presently conducted.

5.3	Repetition

Each of the representations and warranties in this Clause 5 (Representations and warranties) are deemed to be made by the Chargor on each day during the Security Period by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

6.	UNDERTAKINGS

Subject to Clause 9 hereof, the Chargor hereby undertakes with the Security Trustee for the benefit of itself and the holders from time to time of the Loan Notes until the date of completion of the transfer of the Loan Notes pursuant to Condition 13.6(c), or if earlier, Condition 13.2, of the Instrument:

(a)	not without the prior written consent of the Security Trustee, acting on the instructions of SA Investors, to make any modification, or permit there to be made any modification, to the Secured Property which would have a material adverse effect on any security created under this Deed or otherwise;

(b)	not to allow any counterclaim or set-off or other equity in respect of any sum payable to the Chargor in relation to the Secured Property, except as expressly provided for under the Finance Documents;

(c)	not without the prior written approval of the Security Trustee, acting on the instructions of SA Investors, to terminate the License Agreement nor to modify or vary or waive any of the Chargor’s rights under or pursuant to the License Agreement or the future agreements relating to the exploitation of any Secured Property which modification, variance or waiver would have a material adverse effect on any security created under this Deed or otherwise; and

(d)	not without the prior written consent of the Security Trustee, acting on the instructions of SA Investors, to create or permit to subsist any Security over or with respect to any of its the Secured Property except for:

(1)	the Security created, or which may at any time be created, by or pursuant to this Deed;

(2)	Security permitted to be created in accordance with the terms of Finance Documents; and

(3)	Security arising solely by operation of law in the ordinary course of the Chargor’s trading.

7.	PROVISIONS AS TO SECURITY

7.1	Further assurance

The Chargor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (and in such form as the Security Trustee requires, in accordance with any instructions received by SA Investors in favour of the Security Trustee or its nominee(s)) to:

(a)	perfect the security created or intended to be created pursuant to this Deed in respect of the Secured Property (which may include the execution by the Chargor of a charge or assignment over all or any of the assets constituting, or intended to constitute, the Secured Property) including registering the interest of the Security Trustee at any applicable registry at which an interest of the Chargor is registered or for the exercise of the rights, powers and remedies of the Security Trustee provided by or pursuant to this Deed or by law; and

(b)	facilitate, after the occurrence of an Enforcement Event, the realisation of the Secured Property (provided that the Security Trustee, acting on the instructions of SA Investors, has previously served a Guarantee Demand in relation to such Enforcement Event and the Guarantee Demand Period has expired without the Guarantor making the payments specified in the Guarantee Demand, pursuant to paragraph 4.1 of the Guarantee).

7.2	Without prejudice to the generality of the provisions of Clause 7.1 (Further assurance) (provided that the Security Trustee, acting on the instructions of SA Investors, has previously served a Guarantee Demand in relation to any current or continuing Event of Default and the Guarantee Demand has expired without the Guarantor making the payments specified in the Guarantee Demand pursuant to paragraph 4.1 of the Guarantee) the Chargor undertakes to do any and all acts including, without limitation, the commencement of any legal proceedings or other process including the resistance to any objection or the objection to any registration or any competing registration of rights which acts shall be in the name of the Chargor and/or the Security Trustee as the Security Trustee may reasonably require and the execution of any and all documents in such manner and at such location as may be required by the Security Trustee in its sole discretion or as instructed by SA Investors in order to protect, perfect and enforce any of the rights granted or assigned or charged or intended to be granted or assigned or charged to the Security Trustee pursuant to this Deed. As security for the performance by the Chargor of the Chargor’s obligations pursuant to this Deed if the Chargor shall have failed following 14 days’ notice from the Security Trustee to execute any document or perform any act required pursuant to this Deed the Security Trustee may do so in the place and stead of the Chargor as the lawfully appointed attorney of the Chargor and the Chargor undertakes and warrants that the Chargor shall confirm and ratify and be bound by any and all of the actions of the Security Trustee pursuant to this Clause and such authority and appointment shall take effect as an irrevocable appointment pursuant to the Powers of Attorney Act 1971 section 4.

7.3	Implied covenants for title

The covenants set out in Section 3(1), 3(2) and 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to Clauses 3.1 (Fixed Security) or 4.1 (Floating charge).

It shall be implied in respect of Clauses 3.1 (Fixed Security) and 4.1 (Floating charge) that the Chargor is disposing of the Secured Property free from all charges and encumbrances (whether monetary or not) and from all other rights exercisable by third parties (including liabilities imposed and rights conferred by or under any enactment).

7.4	Continuing security

The Security from time to time constituted by this Deed is a continuing security and will remain in full force and effect as a continuing security during the Security Period at the end of which it shall be released or discharged by the Security Trustee.

No part of the Security from time to time constituted by this Deed will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of the whole or any part of the Secured Liabilities.

7.5	Non-merger

Each part of the Security from time to time intended to be constituted under this Deed will be cumulative, in addition to and will not operate so as in any way to limit or affect (or be limited or affected by) the Security constituted by any:

(a)	deposit which may already have been made or may hereafter be made with the Security Trustee (in any branch or office whatsoever) of any title deeds or documents (whether relating to the Secured Property or otherwise); or

(b)	bill, note, guarantee, security or remedy or on any property (whether real personal or in action) which the Security Trustee (in any branch or office whatsoever) may now or at any time hereafter hold for or in respect of the Secured Liabilities or any other obligations or any rights, powers and remedies provided by law, to the intent that the Security from time to time constituted under this Deed will not merge with any other Security constituted under this Deed or otherwise.

7.6	Collateral security

Where any Security constituted under this Deed initially takes effect as a collateral or further security to any other security (the “Other Security”) to which the Chargor is a party and which secures all or any part of the Secured Liabilities then, despite any receipt, release or discharge endorsed on or given in respect of or under the Other Security, such further security will operate as an independent security.

7.7	No prejudice

The security created by or pursuant to this Deed and the rights, powers and remedies of the Security Trustee provided by or pursuant to this Deed or by law shall not be prejudiced by:

(a)	any unenforceability or invalidity of any other agreement or document;

(b)	any time or indulgence granted to the Chargor or any other person, by the Security Trustee (whether in its capacity as trustee or otherwise);

(c)	any variation of the terms of the trust upon which the Security Trustee holds the Security; or

(d)	any other thing which might otherwise prejudice that Security or any rights, powers and remedies of the Security Trustee provided by or pursuant to this Deed or by law.

7.8	Additional Security

This Deed is in addition to, and shall not prejudice or affect, any other security or other right or remedy now or subsequently held by or in favour of the Security Trustee for itself and the benefit of the holders from time to time of the Loan Notes.

8.	REDEMPTION

Subject to the Security Trustee being notified by SA Investors or being otherwise satisfied of the final repayment of the Secured Liabilities, the Security Trustee shall at the request and cost of the Chargor discharge this security and reassign and license back to the Chargor all Secured Property assigned or licensed to the Security Trustee pursuant to this Deed and otherwise retransfer the Secured Property.

9.	FUTURE AGREEMENTS

9.1	On the earlier of the date of completion of the transfer of the Loan Notes pursuant to Condition 13.6(c), or if earlier Condition 13.2, the restrictions imposed upon the Chargor pursuant to this Clause 9 shall cease to apply.

9.2	Subject to the conditions in Clause 9.5, the Chargor may enter into any agreement(s) to exercise any of the Chargor’s rights under the License Agreement provided that the Chargor shall advise SA Investors of all the headline commercial terms of such agreement(s) as soon as practicable following completion of such agreement(s).

9.3	Notwithstanding the provisions of Clause 9.2 the Chargor must obtain the prior written consent of the Security Trustee, acting on the instructions of SA Investors, if the Chargor wishes to assign, sell, transfer, dispose of, licence, sub-licence, exploit or otherwise part with possession or control of all or any part of the Secured Property owned by the Chargor or licensed to the Chargor under the License Agreement (each a “Disposal Agreement”) to any party where:

(a)	the result of any such Disposal Agreement is that the Chargor parts with possession or control of the whole of the Secured Property and the amount of the net proceeds of such Disposal Agreement which will be paid into the Collection Account pursuant to Clause 9.5(a) will be less than the aggregate value of the principal amount of the Loan Notes at the relevant time together with Interest up to (but not including) the Long Stop Date; or

(b)	in the event that the completion of any such Disposal Agreement will take place after the Long Stop Date, the result of any such Disposal Agreement is that the Chargor parts with possession or control of the whole of the Secured Property and the amount of the net proceeds of such Disposal Agreement which will be paid into the Collection Account pursuant to Clause 9.5(a) will be less than the aggregate value of the principal amount of the Loan Notes at the relevant time together with Interest up to (but not including) the Maturity Date, unless such Disposal Agreement is in favour of a member of the Celtic Pharma Capital Group and such member of the Celtic Pharma Capital Group grants security over any rights it may acquire in the Secured Property in favour of the Security Trustee.

9.4	The Security Trustee undertakes with the Chargor that if the Security Trustee receives instructions from SA Investors to approve any proposed agreements relating to such agreements as described in Clause 9.3 above, then the Security Trustee shall grant the Chargor the right to enter into such agreements in the form of such documentation as the Security Trustee approves, in accordance with instructions from SA Investors, subject to the conditions in Clause 9.5.

9.5	The right of the Chargor to enter into and perform: (i) any agreements pursuant to Clause 9.2; or (ii) any agreements approved by the Security Trustee for the purposes of Clause 9.3 and 9.4, and any grant of rights pursuant to such agreements shall be conditional on:

(a)	such agreements containing an irrevocable payment direction countersigned by the third party requiring payment of all sums due to the Chargor pursuant to such agreements to be made to the Collection Account up to the aggregate value of the principal amount of the Loan Notes at the relevant time together with Interest up to (but not including) the Long Stop Date, or in the event that the completion of any of the Disposal Agreements will take place after the Long Stop Date up to the aggregate value of the principal amount of the Loan Notes at the relevant time together with Interest up to (but not including) the Maturity Date;

(b)	the execution and delivery at the cost of the Chargor and free from any escrow to the Security Trustee of such form of security assignment from the Chargor of all sums payable to the Chargor pursuant to such agreement as the Security Trustee may require in accordance with such instructions from SA Investors up to the aggregate value of the principal amount of the Loan Notes at the relevant time together with Interest up to (but not including) the Long Stop Date, or in the event that the completion of the Assignment or any of the Disposal Agreements will take place after the Long Stop Date up to the aggregate value of the principal amount of the Loan Notes at the relevant time together with Interest up to (but not including) the Maturity Date;

(c)	the execution and delivery free from any escrow to the Security Trustee of such form of acknowledgement from the third party of notice of the security assignment referred to in Clause 9.5(b);

(d)	there not having occurred any Event of Default or other breach or non-performance by the Chargor of any of its warranties or obligations under this Deed.

10.	REINVESTMENT OF COLLECTION ACCOUNT MONIES

10.1	If the Chargor or any other member of the Celtic Pharma Capital Group wishes to enter into any agreement to use any amounts standing to the credit of the Collection Account to invest in any other asset, the Chargor or such other member of the Celtic Pharma Capital Group shall have the right to either:

(a)	enter into an agreement, the performance of which is expressly conditional on obtaining the written approval of such agreement from the Security Trustee, acting on the instructions of SA Investors; or

(b)	enter into negotiations with third parties and promptly advise SA Investors and the Noteholders of all proposed commercial terms, including the amount standing to the credit of the Collection Account which is required to fund the investment and provide SA Investors with all proposed documentation.

10.2	If the Chargor or any other member of the Celtic Pharma Capital Group enters into any agreement pursuant to Clause 10.1(a) the Chargor or such other member of the Celtic Pharma Capital Group will promptly advise SA Investors and the Noteholders of all proposed commercial terms including the amount standing to the credit of the Collection Account which is required to fund the investment and provide SA Investors with all documentation as the Chargor or such other member of the Celtic Pharma Capital Group (at its sole discretion) deems necessary.

10.3	The Security Trustee undertakes with the Chargor that if the Security Trustee receives instructions from SA Investors, to: (i) approve any proposed arrangements; and (ii) approve the use of such amount standing to the credit of the Collection Account which is required to fund the investment, as disclosed by the Chargor or such other member of the Celtic Pharma Capital Group pursuant to Clause 10.1(b) or Clause 10.2 then the Security Trustee shall grant the Chargor or any other member of the Celtic Pharma Capital Group, as appropriate, the right to enter into such arrangements in the form of such documentation as the Security Trustee approves, in accordance with such instructions from SA Investors and the Security Trustee will release the amount standing to the credit of the Collection Account which is required to fund the investment to such account of the Chargor or such account of another member of the Celtic Pharma Capital Group, as the Chargor may notify to the Security Trustee.

10.4	The Chargor covenants that it will grant, or procure the grant of (as appropriate) a charge in favour of the Security Trustee (for itself and on behalf of the Noteholders) over any new assets, the purchase of which is facilitated using any amount from the Collection Account, as approved pursuant to Clause 10.3.

11.	ENFORCEABILITY

11.1	The Security created by or pursuant to this Deed shall become enforceable any time after the occurrence of an Event of Default or if the Chargor or SA Investors requests the Security Trustee, in writing, to exercise any of its powers under this Deed, provided that the Security Trustee, acting on the instructions of SA Investors, has previously served a Guarantee Demand after such an occurrence and the Guarantee Demand Period has expired without the Guarantor making the payments specified in the Guarantee Demand pursuant to paragraph 4.1 of the Guarantee.

11.2	On the Security created by or pursuant to this Deed becoming enforceable pursuant to Clause 11.1 above, the Security Trustee or any Receiver appointed by the Security Trustee may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion and shall if instructed by SA Investors:

(a)	enforce all or any part of that security (at the times, in the manner and on the terms it thinks fit) and be entitled to sell the Secured Property or any part or parts of it, or otherwise exploit, dispose of, deal with, or turn it to account for such price and in such manner as the Security Trustee, in his absolute discretion, may think fit or as instructed by SA Investors; and

(b)	whether or not it has appointed a Receiver, exercise all or any of the powers, authorisations and discretions conferred by:

(1)	the Law of Property Act 1925 (the “LPA”) (as varied or extended by this Deed);

(2)	by this Deed on any Receiver; or

(3)	otherwise conferred by law on mortgagees or Receivers.

12.	ENFORCEMENT

12.1	Power of sale

(a)	The power of sale or other disposal conferred on the Security Trustee and on any Receiver by this Deed shall operate as a variation and extension of the statutory power of sale under Section 101 of the LPA and such power shall arise (and the Secured Liabilities shall be deemed due and payable for that purpose) on execution of this Deed.

(b)	The restrictions contained in Sections 93 and 103 of the LPA shall not apply to this Deed or to the exercise by the Security Trustee of its right to consolidate all or any of the Security created by or pursuant to this Deed with any other security in existence at any time or to its power of sale.

(c)	The Security Trustee’s right to consolidate the security, its power of sale and the statutory powers of leasing under Section 99 of the LPA may each be exercised by the Security Trustee, acting on the instructions of SA Investors, without notice to the Chargor on or at any time after the occurrence of an Event of Default provided that the Security Trustee acting on the instructions of SA Investors, has previously served a Guarantee Demand in relation to such Event of Default and the Guarantee Demand Period has expired without the Guarantor making the payments specified in this Guarantee Demand, pursuant to paragraph 4.1 of the Guarantee.

(d)	For the purposes of Clause 12.1(c) above the Security Trustee and any Receiver may make any lease or agreement for lease, accept surrenders of leases and grant options on such terms as it shall think fit, without the need to comply with any restrictions imposed by Sections 99 and 100 of the LPA.

12.2	Right of appropriation

(a)	To the extent that any of the Secured Property constitutes “financial collateral” and this Deed and the obligations of the Chargor under this Deed constitute a “security financial collateral agreement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226) (the “Regulations”) the Security Trustee shall have the right to appropriate all or any part of such financial collateral in or towards discharge of the Secured Liabilities.

(b)	For the purposes of Clause 12.2(a) above, the parties to this Deed have agreed that the value of such financial collateral so appropriated shall be:

(1)	in the case of cash, the amount standing to the credit of any Collection Account, together with any accrued but unposted interest, at the time the right of appropriation is exercised; and

(2)	in the case of any investments and/or shares, the market price of such investments and/or shares determined by the Security Trustee by reference to a public index or by such other process as the Security Trustee may select, including independent valuation.

In each case, the parties agree that the method of valuation provided for in this Deed shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

12.3	Security Trustee’s liability

Neither the Security Trustee nor any Receiver will be liable:

(a)	to account as mortgagee or mortgagee in possession in respect of the Secured Property; or

(b)	for any loss upon realisation or for any neglect or default of any nature whatsoever in connection with the Guarantee or the Secured Property for which a mortgagee or mortgagee in possession might as such be liable, or for any other reason.

(c)	for the legality, validity, effectiveness or enforceability of this Deed of Charge or the License Agreement or the Secured Property or the Guarantee.

12.4	Delegation

(a)	The Security Trustee and any Receiver may from time to time delegate by power of attorney or otherwise to any person, the powers and discretions of the Security Trustee or the Receiver under this Deed whether arising by statute, pursuant to this Deed or otherwise upon such terms and for such periods of time as it may think fit and may terminate any such delegation as it may think fit.

(b)	Neither the Security Trustee nor any Receiver will be liable to the Chargor for any loss or damage arising from any act, default, omission or misconduct of any delegate and references in this Deed to the Security Trustee or to any Receiver appointed pursuant to Clause 12.4(a) above include references to any delegates so appointed.

12.5	Exclusion of section 99(18) of the LPA

For the purposes of Section 99 of the LPA, the expression “Mortgagor” will include any encumbrancer deriving title under the Chargor and Sub-section (18) of Section 99 of the LPA will not apply.

12.6	Statutory powers

The powers conferred by this Deed on the Security Trustee are in addition to and not in substitution for the powers conferred on mortgagees and mortgagees in possession under the LPA, the Insolvency Act 1986 or otherwise by law and in the case of any conflict between any powers so conferred and the powers conferred by this Deed, the terms of this Deed will prevail.

12.7	Currency Conversion

If, under any law, whether as a result of a judgment against the Chargor or the liquidation of the Chargor or for any other reason, any payment under or in connection with the Finance Documents, or any other document ancillary to the Finance Documents, is made or recovered in a currency other than that in which it is required to be paid then, to the extent that the payment to the Security Trustee (when converted at the Security Trustee’s own rate of exchange prevailing on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under the Finance Documents, the Chargor will pay to the Security Trustee the amount of the shortfall. For the purposes of this clause 12.7 “rate of exchange” means the rate at which the Security Trustee is able on the relevant date to purchase, in London, the currency in which the payment is required to be paid, with the currency in which the payment is in fact made or recovered.

13.	RECEIVERS

13.1	Appointment and removal

At any time after having been requested to do so by the Chargor or after the security created pursuant to this Deed becomes enforceable in accordance with Clause 11 (Enforceability), the Security Trustee may (at the cost of the Chargor) by deed or otherwise without prior notice to the Chargor:

(a)	appoint one or more persons to be an administrator of the Chargor;

(b)	appoint one or more persons to be a Receiver of the whole or any part of the Secured Property;

(c)	appoint two or more Receivers of separate parts of the Secured Property;

(d)	remove (so far as it is lawfully able) any Receiver so appointed; and

(e)	appoint another person(s) as an additional or replacement Receiver(s).

Where more than one Receiver is appointed, each such Receiver shall be entitled to act individually or together with any person appointed or substituted as a Receiver.

13.2	Remuneration

(a)	The Security Trustee may fix the remuneration of any Receiver appointed by it but the Chargor alone shall be liable for the payment of such remuneration and for all other costs, charges and expenses of the Receiver.

(b)	For the purposes of Clause 13.2(a) above, the maximum limit set out in Section 109 of the LPA shall not apply.

13.3	Agent of the Chargor

(a)	Each Receiver of any of the Secured Property of the Chargor is deemed to be the agent of the Chargor for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the LPA.

(b)	The Chargor shall be solely responsible for any Receiver’s contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by it and the Security Trustee shall not incur any liability (either to the Chargor or to any other person) in such regard.

(c)	No Receiver shall be deemed to be the agent of the Security Trustee.

13.4	Statutory powers of appointment

The powers of appointment of a Receiver under this Deed shall be in addition to all statutory and other powers of appointment of the Security Trustee and which powers shall be exercisable from time to time by the Security Trustee in respect of any part of the Secured Property.

13.5	Powers of Receivers

Each Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have and be entitled to exercise, in relation to the Secured Property in respect of which he was appointed, (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

(a)	all the powers conferred by the LPA on mortgagors and on mortgagees in possession and on receivers appointed under that Act;

(b)	all the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver);

(c)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do; and

(d)	the power to do all things (including bringing or defending proceedings in the name or on behalf of the Chargor) which the Receiver considers to be incidental or conducive to:

(1)	any of the functions, powers, authorities or discretions conferred on or vested in him;

(2)	the exercise of any rights, powers and remedies of the Security Trustee provided by or pursuant to this Deed or by law (including realisation of all or any part of the Secured Property); or

(3)	taking possession of Secured Property,

in each case as varied and extended by the provisions of this Deed.

13.6	Consideration

The receipt of the Security Trustee or any Receiver shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Secured Property or making any acquisition, the Security Trustee or any Receiver may do so for such consideration, in such manner and on such terms as it thinks fit.

13.7	Protection of purchasers

No purchaser or other person dealing with the Security Trustee or any Receiver shall be bound to enquire whether the right of the Security Trustee or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Trustee or such Receiver in such dealings.

13.8	Discretions

Any discretion which may be exercised or any determination which may be made under this Deed by the Security Trustee or any Receiver may be exercised or made in its absolute and unfettered discretion without any obligation to give reasons.

14.	DISPOSITIONS OF THIS CHARGE

The Chargor acknowledges that the Security Trustee shall be entitled to assign, participate, transfer, charge, sub-charge or otherwise grant security over or deal in all or any of its right title and interest in this Deed.

15.	PROTECTION OF THE SECURITY TRUSTEE

15.1	Neither the Security Trustee nor any Receiver shall be liable in respect of any loss or damage which arises out of the exercise or the attempted or purported exercise of or the failure to exercise any of their respective powers.

15.2	Without prejudice to the generality of Clause 15.1 entry into possession of the Secured Property shall not render the Security Trustee or any Receiver liable to account as mortgagee in possession and if and whenever the Security Trustee or any Receiver enters into possession of the Secured Property or any part of them they may at any time go out of such possession.

15.3	The Security Trustee shall be entitled to all of the rights, benefits and remedies provided in favour of the Trustee (such terms as defined in the Trust Deed) pursuant to the terms of the Trust Deed, the terms of which the Chargor hereby acknowledges it is aware.

16.	EXPENSES AND INDEMNITY

16.1	The Chargor shall, upon demand, fully indemnify and/or secure the Security Trustee to its satisfaction against all claims proceedings liabilities and expenditure (including all legal fees and expenses) properly incurred which the Security Trustee may incur in connection with this Deed or any payment or discharge of or in respect of the Secured Liabilities (whether made by the Chargor or a third person) being impeached or declared void for any reason whatever.

16.2	The Chargor undertakes to indemnify and/or secure the Security Trustee to its satisfaction and keep the Security Trustee at all times fully indemnified and secured to its satisfaction from and against all actions, proceedings, claims, demands, costs (including without prejudice to the generality of this provision legal costs of the Security Trustee), awards, damages howsoever arising directly or indirectly as a result of any breach or non-performance by the Chargor of any of the Chargor’s undertakings warranties or obligations under this Deed.

17.	POWER OF ATTORNEY

17.1	Appointment and powers

The Chargor by way of security irrevocably appoints the Security Trustee and any Receiver severally to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents and do all things which such attorney may consider to be required or desirable for:

(a)	carrying out any obligation imposed on the Chargor by this Deed (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Secured Property); and

(b)	enabling the Security Trustee or any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Deed or by law (including, after the occurrence of an Event of Default, the exercise of any right of a legal or beneficial owner of the Secured Property (provided that the Security Trustee, acting on the instructions of SA Investors, has previously served a Guarantee Demand in relation to the relevant Event of Default and the Guarantee Demand Period has expired without the Guarantor making the payments specified in the Guarantee Demand, pursuant to paragraph 4.1 of the Guarantee).

17.2	Ratification

The Chargor shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of its powers.

18.	COUNTERPARTS

This Deed may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Deed.

19.	SA INVESTORS

SA Investors shall instruct the Security Trustee in accordance with the Trust Deed, the Conditions and this Deed of Charge and acknowledges that the Security Trustee shall not be bound to enquire or investigate whether any such instructions are so given.

20.	COVENANT TO RELEASE

Upon the expiry of the Security Period (but not otherwise), the Security Trustee shall at the request and cost of the Chargor, execute and do all such deeds, acts and things as may be necessary to release the Secured Property from the Security constituted thereby.

21.	GOVERNING LAW

This Deed shall be governed by and construed in accordance with the laws of England and Wales the courts of which shall be courts of competent jurisdiction.

22.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Deed shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS this Deed of Charge has been duly executed as a deed and is intended to be and is delivered on the date first above written.

SCHEDULE 1

[License Agreement]

EXECUTION PAGE DEED OF CHARGE

Chargor

EXECUTED AS A DEED by	)
CELTIC X LICENSEE LTD acting by	)

Director

Director/Secretary
Security Trustee

EXECUTED AS A DEED by	)
JPMORGAN CHASE BANK, N.A. acting by	)

Authorised Signatory

in the presence of:		(signature)

(name)

(address)

(occupation)
EXECUTED AS A DEED by	)
S.A. INVESTORS LIMITED acting by	)

Director

Director/Secretary

SCHEDULE 4

DEED OF AMENDMENT

[To be inserted]

SCHEDULE 5

TRUST DEED

DATED 2005

PARTIES

(1)	CELTIC PHARMA DEVELOPMENT UK PLC incorporated under the laws of England (company number 05481475) whose registered office is at Mercury House, Triton Court, 14 Finsbury Square, London EC2A 1BR (the “Company”); and

(2)	JPMORGAN CHASE BANK, N.A. of Trinity Tower, 9 Thomas More Street, London, E1W 1YT, in its capacity as security trustee under the Loan Note Instrument, the Charge and the Trust Deed, for and on behalf of the Noteholders (and its respective successors and assigns whether immediate or derivative) (the “Trustee”); and

(3)	S.A. INVESTORS LIMITED a company incorporated in England and Wales with company registration number 04288672, whose registered office is at 41 Welbeck Street, London, W1G 8EA, (“SA Investors”) which expression shall include its respective successors and assigns whether immediate or derivative and any person appointed pursuant to clause 32.4 of this Deed to carry out the role performed by SA Investors as at the date of the Loan Note Instrument;

THIS DEED WITNESSES AS FOLLOWS:

OPERATIVE PROVISIONS

1.	Interpretation

1.1	Unless the contrary intention appears:

“Charge” means the deed of charge dated on or about the date of this Deed made between, Celtic X Licensee Ltd (as chargor) and the Trustee (as security trustee);

“Chargor” means Celtic X Licensee Limited, a company registered in Malta under company number C36431 whose registered office is at Palazzo Pietro Stiges, 90 Strait Street, Valletta, Malta;

“Conditions” means those conditions set out in Schedule 2 of the Loan Note Instrument;

“Event of Default” means an Event of Default for the purposes of the Loan Note Instrument;

“Guarantee” means the guarantee substantially in the form attached to the Instrument as Schedule 6 thereto;

“Guarantee Demand” means a demand containing the information set out in paragraph 3, of the Guarantee, which shall be made to the Guarantor, by the Security Trustee, in the manner set out in paragraph 11 of the Guarantee;

“Guarantee Demand Period” means the period of 15 days after the date of service by the Security Trustee on the Guarantor of a Guarantee Demand, complying with the requirements of the Guarantee;

“Guarantor” means Celtic Pharma Capital Limited a company incorporated in Malta with company registration number C36418 whose registered office is at Pallazzo Pietro Stiges, 90 Strait Street, Valletta, Malta;

“Loan Notes” means the Secured Loan Notes 2011 constituted by the Loan Note Instrument or, as the case may require, any part thereof for the time being issued and outstanding;

“Loan Note Instrument” means the loan note instrument constituting US Dollar denominated Secured Loan Notes 2011 of the Company dated on or about the date of this Deed and entered into by (1) the Company (2) the Trustee, as security trustee and (3) Celtic Pharma Capital, as guarantor;

“Majority Resolution” means:

(i)	in the case of a resolution put to a vote at a meeting of the Noteholders (convened pursuant to Condition 12) on a show of hands, a majority in number of the Noteholders present and voting (in person or by proxy) at the relevant meeting;

(ii)	in the case of a resolution put to a vote at a meeting of the Noteholders (convened pursuant to Condition 12) on a poll, a majority in nominal value of the aggregate of the Loan Notes held by the Noteholders present and voting (in person or by proxy) at the relevant meeting;

(iii)	in the case of a written resolution of the Noteholders, the Noteholders holding no less than three quarters in nominal value of the aggregate of the Loan Notes in issue at the relevant time, such resolution in writing may be contained in one document or in several document in like form signed by or on behalf of one or more of the Noteholders.

“Noteholder” or “holders” means the persons for the time being entered in the Register which the Company under the Conditions (at Schedule 2 of the Loan Note Instrument) is required to maintain as holders or joint holders of the Loan Notes (and individually, or collectively as in the case of joint holders, as “Noteholder” or “holder”);

“Officer” means a Director or the Company Secretary of the relevant company;

“Officers’ Certificate” means a certificate signed on behalf of the Company by any two Officers of the Company, and in the case of any Officers’ Certificate delivered to the Trustee, one that meets the requirements of Clauses 19 and 21 hereto;

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Clauses 19 and 21 hereto. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Trustee;

“Register” means the Register as defined in Condition 7.1 of the Loan Note Instrument;

“Registrar” means Computershare Investor Services Plc, a company registered in England and Wales under company number 3498808 and whose registered office is at The Pavilions, Bridgwater Road, Bristol, BS13 8AE (and its respective successors and assigns whether immediate or derivative);

“SEC” means the US Securities and Exchange Commission;

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of Celtic Pharma Development UK Plc (and any transferee of such obligations pursuant to Condition 8.1 or Condition 9.1 of the Instrument) under the Loan Notes to the Security Trustee (and under the Pharmaceutical Investment Notes (in the event that the Security Trustee acts as the security trustee in relation to the Pharmaceutical Investment Notes) to the Security Trustee) and the holders from time to time of the Loan Notes (or the Pharmaceutical Investment Notes) issued pursuant to the Loan Note Instrument and/or under this Deed and/or in respect of any further instruments or documents governing Loan Notes (or the Pharmaceutical Investment Notes) together with all fees and remuneration of and all costs, charges and expenses on a full indemnity basis incurred by the Security Trustee in the protection, preservation and enforcement of its respective rights in relation thereto or otherwise in relation to the exercise of its powers, authorities and the compliance with its obligations hereunder;

“Security Interest” means any mortgage, fixed or floating charge, encumbrance, lien, pledge, hypothecation, assignment by way of security or title retention arrangement (other than in respect of goods bought in the ordinary course of trading) and any arrangement having substantially the same economic effect as the foregoing;

“Security Period” means the period beginning on the date of the Charge and ending on the date on which the Security Trustee is notified by SA Investors or is otherwise satisfied that the Secured Liabilities have been irrevocably paid or discharged, in full;

“Secured Property” means all property, assets and undertaking of Celtic X Licensee Limited which are expressed to be the subject of any Security Interest created by or pursuant to the Charge;

“Security Trustee” means JPMorgan Chase Bank, N.A. of Trinity Tower, 9 Thomas More Street, London, E1W 1YT, acting as security trustee under the Loan Note Instrument and the Charge, for and on behalf of the Noteholders (and its respective successors and assigns whether immediate or derivative).

“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S.C. §§ 77aaa-77bbb) as in effect on the date of this Deed.

1.2	Any reference in this Deed to the “Chargor”, “SA Investors”, the “Registrar” and the “Trustee” includes where the context admits a reference to its respective successors and assigns whether immediate or derivative.

2.	Trust of the Secured Property

The Trustee shall hold (i) the Secured Property (ii) the covenants and representations contained in Clause 2, Clause 5 and Clause 6 of the Charge and (iii) the benefit of the Guarantee, on trust for the benefit of itself and the Noteholders on the terms and subject to the conditions set out in this Deed.

3.	Resolutions

The Trustee shall act on the instructions of SA Investors which instructions, without prejudice to Clause 12 and Clause 13 hereto or Condition 11.1 of the Instrument, shall be in accordance with a Majority Resolution passed in accordance with the Conditions. Notwithstanding the foregoing the Trustee shall, when necessary, act in accordance with its duties under the TIA.

4.	Enforcement of the Guarantee and Charge

The Trustee shall be able to enforce the Charge in accordance with its terms, but shall be bound so to act only on the instructions of SA Investors which instructions, without prejudice to Clause 12 and Clause 13 hereto or Condition 11.1 of the Instrument, shall be in accordance with a Majority Resolution passed in accordance with the Conditions, provided that the Trustee, acting on the instructions of SA Investors, has previously served on the Chargor a Guarantee Demand and the Guarantee Demand Period has expired without the Guarantor making the payments specified in the Guarantee Demand pursuant to paragraph 4.1 of the Guarantee.

5.	Application of Monies

All monies received by the Trustee in respect of the Loan Notes under the Guarantee or in respect of the Charge shall be held by the Trustee (subject to any prior or pari passu ranking claims thereon) upon trust for itself and the Noteholders to apply the same:

First:	in payment of all costs, charges and expenses (including legal fees and expenses) and liabilities incurred and payments made by the Trustee or any receiver;

Second:	in or towards payment to the Noteholders, pari passu in proportion to the amounts due to them respectively and without preference or priority, of all arrears of interest remaining unpaid in respect of the Loan Notes held by them respectively;

Third:	in or towards payment to the Noteholders, pari passu in proportion to the amounts due to them respectively and without preference or priority, of all principal monies due in respect of the Loan Notes held by them respectively;

and the surplus (if any) of the proceeds of the Charge shall be paid to Celtic X Licensee Limited or its assignees or any other person for the time being entitled thereto in priority to Celtic X Licensee Limited provided that if the Trustee shall so determine payments may be made on account of the principal monies before the interest or the whole of the interest on the Loan Notes has been paid but such alteration in order of payment of the principal monies and interest shall not prejudice the right of the Noteholders to receive the full amount to which they would have been entitled if the ordinary order of payment had been observed or any lesser amount which the sum ultimately available may be sufficient to pay.

6.	Power to Accumulate

If the amount of the monies at any time applicable under Clause 5 of this Deed shall be less than 10 per cent. of the amount of the principal monies then due in respect of the Loan Notes together with all arrears of interest for the time being outstanding, the Trustee may at its discretion invest such monies upon some or one of the investments hereinafter authorised with power from time to time at the like discretion to vary such investment and such investments with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for the purpose shall amount to a sum sufficient to pay 10 per cent. of the amount of such indebtedness whereupon such accumulations and funds shall be applied in the manner aforesaid.

7.	Notice of Payment

SA Investors shall give not less than 7 days’ notice to the Noteholders of the day and place fixed for any payment to the Noteholders under Clauses 4 and 5 of this Deed and after the day so fixed the Noteholders shall be entitled (without prejudice to their rights under the proviso to Clause 5) to interest on the balance only (if any) of the principal monies due on such Loan Notes after deducting the amount (if any) paid in respect of such principal monies on the day so fixed.

8.	Reports by Trustee to Holders

Within 60 days after each annual anniversary date of the issuance of the Loan Notes, and for so long as the Loan Notes remain outstanding, the Registrar shall send to the Noteholders on the instructions of the Security Trustee a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Registrar shall also transmit by post all reports prepared by the Security Trustee as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Trustee and to the Company and filed with the SEC and each stock exchange on which the Loan Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee and Registrar when the Loan Notes are listed on any stock exchange or any delisting thereof.

9.	Receipts, etc.

Payment of the principal monies or interest payable by the Trustee under the provisions of Clauses 5 and 6 of this Deed in respect of the Loan Notes may be made to Noteholders in the manner provided by the Conditions for payment of principal and interest upon the Loan Notes and any payment so made shall be a good discharge to the Trustee.

10.	Reports to the Noteholders

10.1	If required by the rules and regulations of the SEC, so long as any Loan Notes are outstanding, the Company shall furnish to the Noteholders all annual reports and other information (as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934.

10.2	Notwithstanding the foregoing, so long as any Loan Notes are outstanding, the Company shall furnish to the Noteholders all annual accounts prepared pursuant to the Companies Act 1985, or any successor statute, within 14 days of the date by which the Company shall be required to file such documents with Companies House.

10.3	Notwithstanding the foregoing:

(a)	the Company shall be deemed to have furnished all reports required to be provided pursuant to this covenant to the Noteholders if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available;

(b)	the Company shall at all times comply with (to the extent applicable) TIA § 314(a).

11.	Compliance Certificate

11.1	The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer and the Company is not in default in the performance or observance of any of the terms, provisions and conditions of the Loan Note Instrument, the Loan Notes or the Charge (or if an Event of Default has occurred, describing all such Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

12.	Trustee’s Powers

In addition and without prejudice to the powers, privileges and immunities conferred on trustees by the Trustee Act 1925 or to which the Trustee may be entitled according to the laws of England and Wales (all of which in so far as not inconsistent herewith are hereby conferred on the Trustee) or to the whole rights, powers and privileges competent or which may become competent to the Trustee by virtue of this Deed, and subject to TIA Sections 315(a) through (d) it is expressly declared as follows:

(a)	the Trustee may act on the opinion or advice of or on any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert or Opinion of Counsel, whether obtained by the Company or by the Trustee or otherwise and may rely on any information obtained from the Company, SA Investors or the Registrar in relation to the Register and shall not be responsible for any loss occasioned by so acting in any such case; any such opinion, advice or information may be sent or obtained by letter, telex, facsimile, cable, telephone or other means and the Trustee shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain error or shall not be authentic.

(b)	the Trustee shall not be bound to enquire, investigate or monitor or to take any other steps to ascertain whether any event has happened upon the happening of which the Loan Notes becomes or may become repayable or to give notice to any person of the execution of this Deed;

(c)	save as otherwise expressly provided in this Deed, the Trustee shall as regards all powers, discretions and authorities hereby vested in it have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and in the absence of fraud shall not be responsible for any loss, costs, damages, expenses or inconveniences that may result from the exercise or non-exercise thereof;

(d)	the Trustee shall not be responsible for acting upon instructions received from SA Investors purporting to relate to any resolution passed or purporting to have been passed at any meeting of the Noteholders or signed by Noteholders even though it may subsequently be found that the instructions received from SA Investors did not conform to the resolution passed by Noteholders or that there was some defect in the constitution of the meeting or the passing or signing of the resolution or that for any reason the resolution was not valid or binding upon all the Noteholders concerned;

(e)	without prejudice to the right of any indemnity by law given to trustees, the Trustee and every attorney, agent or other person appointed by it shall be indemnified and/or secured to its satisfaction by the Company against all third party liabilities, charges and expenses reasonably and properly incurred by it or him in the execution or purported execution of any powers, authorities or discretions vested in it or him and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Deed and the Trustee may in priority to any payment to the Noteholders retain and pay out of the monies in its hands upon the trusts of this Deed the amount of any such liabilities and expenses and also the remuneration of the Trustee provided in this Deed.

(f)	the Trustee shall be at liberty to accept an Officers’ Certificate signed by any two directors or a director and the secretary of the Company, as to any fact or matter prima facie within the knowledge of the Company as appropriate, or to the effect that in the opinion of the persons so certifying any particular transaction or thing is expedient as sufficient evidence of such fact or matter or the expediency of such transaction or thing and the Trustee shall be in no way bound to call for further evidence or be responsible for any loss that may be occasioned by acting on such Officers’ Certificate;

(g)	the Trustee may, provided that it is not in its opinion materially prejudicial to the interests of the Noteholders, determine as between itself, the Noteholders and all persons claiming through or under them all questions and doubts arising in relation to any of the provisions of this Deed and every such determination (whether relating to a question raised or implied in the acts or proceedings of the Trustee under this Deed or not) shall be conclusive and binding upon the Noteholders and all persons claiming through or under them;

(h)	the Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder any confidential, financial, price sensitive or other information made available to the Trustee by the Company in connection with the trusts of this Deed and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information;

(i)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Deed at the request or direction of SA Investors unless the Noteholders, or the Company shall have provided to the Trustee security and/or an indemnity to the Trustee’s satisfaction against the cost, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(j)	the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorised or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or bad faith;

(k)	the Trustee shall have only those duties, obligations and responsibilities expressly specified herein and in the Charge and the Loan Note Instrument (and no other shall be implied) and the Trustee shall not be liable except for the performance of duties as are specifically set out in the Charge, the Loan Note Instrument and this Deed;

(l)	the Trustee may refuse to follow any direction that conflicts with law or this Deed, the Loan Note Instrument or the Charge;

(m)	in performing or carrying out its duties, obligations and responsibilities, the Trustee shall be considered to be acting only in a mechanical and administrative capacity (save as provided in Clause 12(r) of this Deed) and will only act in accordance with written instructions received from SA Investors and shall be entitled to assume that (i) any instructions received by it from SA Investors are duly given in accordance with the terms of this Deed, the Charge and Conditions and (ii) unless it has received actual written notice of revocation, that those instructions or directions have not been revoked and no revocation of any such instructions by SA Investors shall affect any action taken by the Trustee in reliance upon such instruction or direction prior to actual receipt of the notice of revocation;

(n)	the Trustee shall be entitled to request instructions, or clarification of any instruction or direction received by it from SA Investors as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Trustee shall refrain from acting unless and until those instructions or clarifications are received by it and shall have no liability for the consequences thereof.

(o)	only SA Investors, acting at the request of the requisite number of Noteholders, shall subject to and in accordance with the terms of this Deed, the Charge or the Conditions, be entitled to make requests or give instructions to the Trustee and neither the Company nor any other person shall have any rights so to do or otherwise to request the Trustee to take any action or proceedings under or in relation to this Deed, the Charge or Conditions;

(p)	if SA Investors, in issuing any instruction breaches any rights or restrictions under this Deed, the Charge or the Conditions this shall not invalidate the instruction unless SA Investors informs the Trustee in relation to the instructions made or given by it before the Trustee commences to act on such instruction that such instruction was invalid and should not be acted on. If the Trustee is so informed after it has commenced to act on an instruction the validity of any action taken shall not be affected but the Trustee shall take no further action in accordance with such instruction, except to the extent that it has become legally obliged to do so;

(q)	the Trustee shall not be obliged to take any action or proceedings under or in relation to this Deed, the Loan Note Instrument, the Charge, the Conditions or the Guarantee unless it has received a request or instruction from SA Investors and shall not be responsible for any delay or failure to take any such action or proceedings;

(r)	notwithstanding anything contained in this Deed, the Trustee is entitled at all times to act without having been instructed by SA Investors in relation to matters for the purpose of enabling the Trustee to protect its own position and interests in its personal capacity (including its own personal financial interest) or which the Trustee determines to be necessary or appropriate to exercise for the protection of its position and interests in the personal capacity;

(s)	the Trustee shall not be bound to enquire, investigate or monitor as to (i) whether or not any Enforcement Event has occurred or (ii) the performance, default or any breach by the Company, Celtic X Licensee Ltd (as Chargor) or SA Investors of its obligations under this Deed, the Charge or the Conditions;

(t)	for the purposes of Clause 5 of this Deed, the Registrar or SA Investors shall notify the Trustee on request as to the amounts owing to each of the Noteholders or to any person who is obliged to be paid in priority to the Company. The Trustee shall rely conclusively upon any notice, certificate or instruction given by the Registrar or SA Investors without making any further enquiries or incurring any liability and unless and until the Trustee has received such notice, it shall apply any amounts received or recovered in connection with the realisation or enforcement of all or any part of the Secured Property.

13.	Assumed Performance of Obligations

Except as expressly provided in this Deed, the Trustee shall be and is hereby authorised to assume without enquiry or investigation in the absence of written notice to it to the contrary that each of the Company, the Registrar and SA Investors is duly performing and observing all the undertakings, conditions, provisions and obligations in this Deed contained on its part to be performed and observed; and notwithstanding knowledge by or notice to the Trustee of any breach of any such undertaking, condition, provision or obligation it shall be in the discretion of the Trustee whether to take any action or proceedings or to enforce the performance thereof and notwithstanding that Loan Notes may have become repayable and that it may be expedient to demand repayment the Trustee shall not be bound to demand repayment unless and until the Trustee is requested to do so by SA Investors and then only if the Trustee shall first be indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses (including without limitation legal fees and expenses) which it may incur by so doing.

14.	Execution of Trustee’s Duties

Any Trustee being a body corporate may in the execution and exercise of all or any of the trusts, powers and discretions vested in the Trustee by this Deed act by responsible officers or responsible employees or a responsible officer or a responsible employee for the time being and the Trustee may also whenever it thinks it expedient in the interest of the Noteholders delegate (at no additional cost to the Company) by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a trustee of this Deed or not) all or any of the trust, powers and discretions vested in it by this Deed and such delegation may be made upon such terms and conditions and subject to such regulations including power to sub-delegate as the Trustee may in the interests of the Noteholders think fit and provided that the Trustee shall have exercised reasonable care in the selection of any such delegate it shall not be bound to supervise the proceedings of or be in any responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

15.	Exclusion of Trustee’s Liability

Unless caused directly by its negligence or bad faith the Trustee shall not accept responsibility or be liable:

(a)	for the adequacy, accuracy and/or completeness of any information supplied by the Trustee or any other person in connection with this Deed, the Charge or the Conditions or the transactions contemplated therein, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Deed, the Charge or the Conditions;

(b)	for the legality, validity, effectiveness, adequacy or enforceability of this Deed, the Charge or the Conditions, the License Agreement, the Guarantee or the Secured Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Deed, the Charge, the Conditions, the Loan Note Instrument or the Secured Property;

(c)	for any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to this Deed, the Charge, the Conditions, the Loan Note Instrument, the Guarantee or the Secured Property or otherwise, whether in accordance with an instruction from SA Investors or otherwise;

(d)	for the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with this Deed, the Charge or Conditions, the Loan Note Instrument, the Secured Property, the Guarantee or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Deed, the Charge, the Conditions, the Loan Note Instrument or the Secured Property;

(e)	for any shortfall which arises from a demand made under the Guarantee on the enforcement of the Secured Property;

(f)	for the determination of the amount of any shortfall to be demanded of the Guarantor pursuant to the Guarantee and for any loss resulting from any delay in the notification of the amount of any shortfall from SA Investors;

(g)	save to the extent expressly provided in any document relating to the Secured Property, for any decline in the value or any loss realised upon any sale or other dispositions made pursuant to any document relating to the Secured Property of all or any part of the Secured Property or any other property which is charged to the Trustee by the Chargor or any other person in connection with the Secured Obligations (as defined in the Conditions); and

(h)	to account to any Noteholder or any other person for anything except sums actually received by the Trustee which have not been distributed or paid to the Noteholders or the persons entitled or at the time of payment belief by the Trustee to be entitled thereto.

16.	Notice of Events of Default

16.1	The Trustee shall not be deemed to have notice of any default under the Loan Note Instrument, unless written notice (in the form of an Officers’ Certificate or notice from SA Investors) of any event which is in fact an Event of Default is received by the Trustee pursuant to Condition 4.2 and Condition 15 of the Loan Note Instrument, and such notice references the Loan Note Instrument and this Deed and specifies the Event of Default and what action the Company is taking with respect thereto.

16.2	If an Event of Default occurs and is continuing and written notice thereof is received by the Trustee pursuant to Condition 4.2 and Condition 15 of the Loan Note Instrument, the Trustee shall promptly inform SA Investors and SA Investors shall send to Noteholders a notice of the default within 14 days after the Trustee receives such written notice.

17.	Waivers and Remedies and Partial Invalidity

17.1	Subject to the provisions of the Loan Note Instrument, holders of not less than three quarters in aggregate principal amount of the then outstanding Loan Notes may by notice to SA Investors (a copy of which SA Investors will send to the Trustee), on behalf of the Noteholders, waive an existing Event of Default and its consequences hereunder, except a continuing Event of Default in the payment of the principal of, premium, if any, or interest on, the Loan Notes or in respect of a covenant or provision of the Charge which cannot be modified or amended without the consent of the Holder of each of the Loan Notes affected. Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Deed; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

17.2	No failure to exercise, nor any delay in exercising, on the part of the Trustee any right or remedy under this Deed or the Security Trustee under the Charge shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee or the Security Trustee of any right or remedy prevent any further or other right or remedy. The rights and remedies of the Trustee in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

17.3	If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

18.	Control by Majority

Subject to the provisions of this Deed, the Loan Note Instrument and the Charge, the Noteholders may, acting pursuant to a Majority Resolution, through SA Investors, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Security Trustee or exercising any trust or power conferred on it. However, the Security Trustee may refuse to follow any direction that conflicts with law or this Deed or the Charge that the Security Trustee determines may be unduly prejudicial to the rights of other Noteholders or that may involve the Security Trustee in personal liability. In the event the Security Trustee takes any action or follows any direction pursuant to this Deed, the Security Trustee shall be entitled to indemnification from the Company satisfactory to it in its sole discretion against any fees, loss, liability, cost or expense caused by taking such action or following such direction.

19.	Certificate and Opinion as to Conditions Precedent

19.1	Upon any request or application by the Company to SA Investors for the Trustee to take any action under this Deed, the Charge or the Loan Note Instrument, the Company shall furnish to SA Investors (with a copy to the Trustee):

(a)	an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include statements set forth in Clause 21 hereto) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Deed relating to the proposed action have been satisfied; and

(b)	an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Clause 21 hereto) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Deed relating to the proposed action have been satisfied.

20.	Covenant to Release

Upon the expiry of the Security Period (but not otherwise), and after receipt of an Officer’s Certificate, the Security Trustee shall, at the request and cost of the Chargor execute and do all such deeds, acts and things as may be necessary to release the Secured Property from the security constituted pursuant to the Charge. To the extent applicable, the Company shall cause TIA §313(b) relating to reports, and TIA §314(d), relating to the release of property or securities from the mortgage hereof, the Charge or the Loan Note Instrument, to be complied with. Any certificate or opinion required by §314(d) of the TIA may be made by any two Officers of the Company, except in the cases which §314(d) of the TIA requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Security Trustee (its successors and assigns) in the exercise of reasonable care. The Trustee, in its sole determination will determine if it has received all documentation required by TIA §314(d) in connection with such release, and based on such determination, shall release the Secured Property.

21.	Statements Required in Certificate or Opinion

21.1	Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Deed, the Charge or the Loan Note Instrument (other than a certificate provided pursuant to TIA §314(a)(4) in accordance with Clause 10.3) shall comply with the provisions of TIA §314(e) and shall include:

(a)	a statement that the person making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of such person, he or she has or they have made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

22.	Agents for Trustee

The Trustee may in the conduct of its duties and discretions under this Deed instead of acting personally employ and pay an agent whether being a lawyer or other person to transact or concur in transacting any business and to do or concur in doing all that is required to be done by the Trustee including the receipt (which receipt shall constitute a good discharge to the Company) and payment of money.

23.	Appointment and Removal of the Trustee

The Trustee may at any time, if it considers it necessary or desirable so to do, appoint any person (whether or not a trust corporation) to act either as a separate trustee or as a co-trustee jointly with the Trustee or as a successor trustee, and may remove any person so appointed and the Trustee shall give prior written notice to the Company and the Registrar (who shall notify the Noteholders) of such appointment or removal. Any such separate trustee or co-trustee shall be entitled to all rights, powers, authorities and discretions as are conferred upon him by the Trustee by the instrument of appointment. Such remuneration as the Trustee may pay to any person so appointed, and any costs, charges and expenses incurred by such person in performing his or its functions pursuant to such appointment, shall for the purposes of this Deed be treated as expenses incurred by the Trustee.

24.	Retirement and Replacement of the Trustee

The Trustee may resign as the Trustee under this Deed. If there is only one trustee hereof such resignation shall only take effect when the Company and the Registrar (who shall notify the Noteholders) have been notified and the proposed successor to the Trustee shall have executed all deeds and documents as are necessary to effect its appointment as the successor to the Trustee and all of the Trustee’s rights and obligations in respect hereof shall have been transferred in a legal, valid and binding manner. The resigning Trustee shall, from the time such appointment takes effect, be discharged from any further obligation under this Deed and the replacement trustee, each of the Noteholders and the Company shall have the same rights and obligations amongst themselves as if the replacement trustee had been an original party to this Deed as the Trustee. The Company shall be responsible for the costs occasioned by such retirement and appointment of a successor trustee. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Company covenants that, in the event of the sole trustee or the only trustee hereof which is a trust corporation giving notice under this Clause, it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed. If the Company has not appointed a new trustee prior to the expiry of the notice period given by the Trustee, the Trustee shall be entitled to nominate a replacement, being a trust corporation.

25.	Compensation and Indemnity

25.1	The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Deed and services hereunder as the parties shall agree from time to time. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses (including any stamp or added tax or other duties) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

25.2	The Company shall indemnify and/or secure the Trustee, its directors, officers and employees, and each predecessor Trustee to its satisfaction against any and all losses, liabilities or expenses: (i) reasonably incurred by it arising out of or in connection with the acceptance or incurred by it arising out of or in connection with the administration of this trust and its duties under this Deed; and (ii) the costs and expenses (including reasonable attorney’s fees) incurred by it arising out of or in connection with enforcing the guarantee against the Guarantor, this Deed against the Company (including this Clause 25) and defending itself against any claim (whether asserted by the Company, the Chargor or the Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its power or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall co-operate in the defence. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

25.3	In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Company or the Registrar or SA Investors to undertake duties which the Trustee and the Company or the Registrar or SA Investors agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Deed, the Charge or Conditions, the Company shall pay to the Trustee such additional remuneration as shall be agreed between them.

25.4	The obligations of the Company under this Clause 25 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Deed.

26.	Eligibility; Disqualification

26.1	There shall at all times be a Trustee hereunder that is a corporation organised and doing business under the laws of the United States of America or of any state thereof that is authorised under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital surplus of at least $150,000, by TIA regulations, as set forth in its most recent published annual report of condition.

26.2	This Deed shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Clause 26, the Trustee shall resign immediately in the manner and with the effect specified in Clause 24 of this Deed.

27.	Preferential Collection of Claims Against Company

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

28.	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Deed or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defences made by the party litigant. This Clause 29 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Clause 11.3 of the Loan Note Instrument, or a suit by Holders of more than 10% in principal amount of the then outstanding Loan Notes.

29.	Recordings and Opinions

29.1	The Company will take or cause to be taken all action required to maintain, preserve and protect the Security Interests on the Secured Property granted by the Loan Note Instrument, as may be required by law fully to preserve and protect the rights of the Noteholders and the Trustee under the Loan Note Instrument and this Deed to the Security Property. The Company will from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Deed and, any amendments thereto and any other instruments of further assurance.

29.2	The Company shall furnish to the Trustee, on or before the time when the Company is required to provide annual reports pursuant to Clause 10 with respect to the preceding fiscal year, an Opinion of Counsel:

(a)	stating substantially to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Deed, and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Security Interests of this Deed, the Loan Note Instrument or Charge in the collateral and reciting with respect to the security interests in such collateral the details of such action or referencing to prior Opinions of Counsel in which such details are given; or

(b)	to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Security Interests under this Deed and the Documents.

(c)	that the Company has complied with the provisions of TIA § 314(b) and (d).

30.	Trust Indenture Act Controls

If any provision of this Deed limits, qualifies or conflicts with another provision which is required to be included in this Deed by, and is not subject to a contractual waiver under the TIA, the required provision of the TIA shall prevail.

31.	Trustee Act 2000

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Act 1925 and Trustee Act 2000 and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

32.	SA Investors

32.1	SA Investors confirms that it has notice of the Conditions. The Company shall inform SA Investors in writing of any change in the Conditions as soon as reasonably practicable thereafter.

32.2	SA Investors covenants for the benefit of the Noteholders that it shall:

(a)	act on behalf of Noteholders in accordance with the Conditions;

(b)	perform all matters expressed to be performed by it under, and otherwise comply with the Loan Note Instrument, this Deed, the Charge and the Conditions and, in connection therewith, shall take all such action as may be incidental thereto (including but not limited to any matters set forth in this clause 32.2);

(c)	provide instructions, confirmations, determinations, notifications and requests to the Trustee in a timely manner and in accordance with the Loan Note Instrument, this Deed, the Charge and the Conditions;

(d)	as soon as reasonably practicable after receipt thereof :

(1)	instruct the Trustee in accordance with written directions, resolutions or instructions received by it from Noteholders; and

(2)	notify Noteholders in writing of any request for instructions required to be obtained from the Noteholders, received by it from the Trustee,

in each case in accordance with the Conditions and this Deed;

(e)	determine all amounts outstanding in respect of each Loan Note from time to time upon reasonable request of the Trustee or as required by the Loan Note Instrument, this Deed and the Conditions subject to and in accordance with the provisions thereof including for the avoidance of doubt the determination and certification to the Trustee of the amount of any shortfall of principal and/or interest under the Loan Notes pursuant to paragraph 2.1 of the Guarantee;

(f)	keep records of all material documents and material written communications delivered or received by it with respect to its duties under the Loan Note Instrument, this Deed, the Charge and the Conditions;

(g)	deliver up all documents and records held by it in respect of its duties under the Loan Note Instrument, this Deed, the Charge and the Conditions to the Trustee or, pursuant to its removal, to any successor person appointed by the Company pursuant to clause 32.4 (Retirement and replacement of SA Investors);

32.3	SA Investors shall not assign or transfer any of its rights or obligations under this Deed or the Charge and shall not delegate any of its duties under this Deed and the Charge unless Noteholders give their prior consent to such delegation by means of a Majority Resolution of Noteholders.

32.4	The Company shall be solely liable for the payment of remuneration, costs, charges and expenses of SA Investors and shall promptly pay all fees and expenses of SA Investors upon receipt of a demand from SA Investors.

33.	Retirement and replacement of SA Investors

33.1	SA Investors may provide 3 months’ written notice to the Company of its intention to resign. As soon as reasonably practicable after receipt of any such notice the Company shall notify the Trustee and the Registrar (who shall notify the Noteholders).

33.2	If the Company (acting reasonably) determines that SA Investors is unable or unwilling to perform its obligations under the Loan Note Instrument, this Deed, the Charge and the Conditions the Company shall, and (notwithstanding any notice which may previously have been given pursuant to paragraph 33.1 above) the Noteholders (acting by a Majority Resolution passed in accordance with the Conditions) may remove SA Investors from its role under the Loan Note Instrument, this Deed, the Charge and the Conditions.

33.3	Any such resignation or removal shall take effect when the Company, the Trustee and the Registrar (who shall notify the Noteholders) have been notified and the proposed successor to SA Investors shall have executed all deeds and documents as are necessary to effect its appointment as the successor to SA Investors. SA Investors shall, from the time such appointment takes effect, be discharged from any further obligation under this Deed and such replacement of SA Investors, each of the Noteholders, the Company and the Trustee shall have the same rights and obligations amongst themselves as if the replacement of SA Investors had been an original party to this Deed in the role of SA Investors. The Company shall be responsible for the costs occasioned by any such retirement or removal and appointment.

33.4	The Company covenants that, upon the occurrence of any circumstances set out in paragraphs 33.1 and/or 33.2 above, it shall use all reasonable endeavours to procure a new party to the role of SA Investors, to be appointed. If the Company has not appointed a new party to the role of SA Investors:

(a)	(in the case of a retirement of SA Investors) prior to the expiry of the notice period given by SA Investors, SA Investors shall be entitled to nominate a replacement; and

(b)	(in any other case) within ten Business Days of any Majority Resolution or determination made by the Company pursuant to paragraph 33.2 above, the Noteholders may appoint a replacement by Majority Resolution, provided that in all cases the Company alone shall be liable for the payment of remuneration, costs, charges and expenses of SA Investors and any person appointed to perform such role and further provided that, until notified in writing by the Company or (in the case of paragraph 33.1 above) SA Investors or (in the case of paragraph 33.2 above) by the chairman of the meeting at which the relevant Majority Resolution has been passed or by the Noteholders who have signed a written resolution, the Trustee shall be entitled to act on the instructions of SA Investors and shall not be bound to make any enquiry as to whether it has resigned or has been removed and upon receipt of any such notice the Trustee shall be entitled to rely on such notice without further enquiry.

33.5	If (in the case of a retirement of SA Investors) prior to the expiry of the notice period given by SA Investors, SA Investors fails to nominate a replacement, or (in any other case) within ten Business Days of any Majority Resolution or determination made by the Company pursuant to paragraph 33.2 above, the Noteholders fail to appoint a replacement by Majority Resolution, the fees payable by the Company to SA Investors will increase by £5,000 per month for the first 6 months; then £10,000 per month for the next 6 months; then £20,000 per month thereafter, over and above the retention fee payable by the Company to SA Investors pursuant to the terms of engagement of SA Investors.

34.	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

35.	Rights of Third Parties

A person who is not a party to this Deed shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

36.	Release

If SA Investors notifies the Trustee, or the Trustee is otherwise satisfied that Loan Notes are redeemed, the trusts set out in this Deed shall be wound up. At that time the Trustee shall release, without recourse or warranty, all of the Secured Property then held by it and the rights of the Trustee under this Deed, at which time each of the Trustee and the Company shall be released from its obligations under this Deed (save for those which arose prior to the winding-up).

37.	Governing Law

37.1	The terms and conditions of this Deed shall be governed by and construed in accordance with English Law.

37.2	The Courts of England have exclusive jurisdiction to settle any proceedings under this Deed.

DELIVERED as a DEED on the date first above written.

Trust Deed Execution Page

EXECUTED as a DEED	)
by CELTIC PHARMA DEVELOPMENT	)
UK PLC acting by:

Director

Director/Secretary

EXECUTED AS A DEED by	)
JPMORGAN CHASE BANK, N.A. acting by	)

Authorised Signatory

in the presence of:		(signature)

(name)

(address)

(occupation)
EXECUTED AS A DEED by	)
S.A. INVESTORS LIMITED acting by	)

Director

Director/Secretary

SCHEDULE 6

Guarantee Conditions

1.	Guarantee

The Guarantor hereby irrevocably guarantees the due and punctual payment by the Company to the Security Trustee for the benefit of the Noteholders of the principal amount of the Loan Notes and Interest (if any) payable thereon on the terms and subject to the limitations set out in this Guarantee from the date of the issue of the Loan Notes until the earlier of (i) the date of the completion of the transfer of Loan Notes pursuant to Condition 13.6(c) or Condition 13.7(c) of the Instrument or, if earlier, Condition 13.2 of the Instrument; or (ii) 40 days from and including the Long Stop Date; or (iii) the date upon which the Guarantor is substituted in place of the Company pursuant to the terms of Condition 9 of the Instrument, provided that no Event of Default is continuing at such time and further provided that all payments then due by the Company on such date are paid by it in full on such date.

2.	Payment under the Guarantee

2.1	If SA Investors (or the Registrar, as appropriate) certifies in writing to the Security Trustee (copied to the Company) that any principal amount payable in cash under the terms of the Instrument on any of the Loan Notes is not paid in full by the Company on the date fixed for payment thereof, or such earlier date as such Loan Note shall become repayable, or Interest payable in cash under the terms of the Instrument is not paid in full (subject to any deduction or withholding required by law) by the Company on the due date, in each case in accordance with the provisions of the Instrument, the Guarantor shall (subject to the provisions of this Guarantee) pay to the Security Trustee, within 15 days after the date of receipt by the Guarantor of a demand of the Security Trustee complying with the requirements of this Guarantee, such amount of principal and/or Interest then due and payable but unpaid on such Loan Note.

2.2	The Guarantor agrees to indemnify and/or secure the Security Trustee to its satisfaction and hold harmless the Security Trustee for itself and on behalf of the Noteholders from time to time on demand for and against any loss incurred by the Security Trustee or such Noteholders as a result of the obligations of the Company to pay any principal amount or amount of Interest (which in either case is payable in cash) being or becoming void, voidable or unenforceable for any reason whatsoever whether known to the Noteholders or not. The amount of such loss shall be the amount which the relevant Noteholder would have been entitled to recover from the Company had the obligations not become void, voidable or unenforceable.

2.3	For the avoidance of doubt, this Guarantee is only in respect of any principal or Interest that is, under the terms of the Instrument, payable in cash.

3.	Demand

Every demand under this Guarantee shall be made to the Guarantor in the manner set out in paragraph 11 of this Guarantee and shall:

3.1	be in writing;

3.2	be signed by or on behalf of the Security Trustee acting on the instructions of SA Investors;

3.3	state:

(a)	the amount of principal and/or Interest which is claimed as certified by SA Investors (or the Registrar, as appropriate) to the Security Trustee and, in the case of a claim for Interest, state the principal amount on which Interest is claimed and the date from which Interest is claimed to have accrued as certified by SA Investors (or the Registrar, as appropriate) to the Security Trustee;

(b)	the details of a United Kingdom address for the Security Trustee;

(c)	that SA Investors (or the Registrar, as appropriate) confirms that the Company has failed to pay the sum demanded;

3.4	give full details of the bank account bank account as may be nominated by the Security Trustee to which the sum so demanded is to be paid by the Guarantor.

4.	Method of payment

4.1	Payment of any demand complying with the requirements of this Guarantee shall be made by the Guarantor in US Dollars in cleared funds on the due date for payment thereof to such bank account in the United Kingdom as the Security Trustree shall specify pursuant to paragraph 3.4.

4.2	If the Guarantor is so required by law, the Guarantor shall deduct tax or any other deductions or withholding required by law from any amount payable by it hereunder in respect of principal or interest unpaid on the relevant Loan Note(s) and shall deliver to the relevant Noteholder in respect of the amount so paid by it a certificate as to the gross amount of such payment, the amount of tax deducted and the actual amount paid and certifying that the Guarantor has paid the amount of tax deducted to the Inland Revenue. If the Guarantor is required by law to make such deduction of tax in respect of principal or interest unpaid on the Loan Note(s), the Guarantor will not be required to make any additional payment to the Security Trustee.

4.3	SA Investors (or the Registrar, as appropriate) agrees that in the event of any shortfall between any amounts paid or payable to the Security Trustee by the Guarantor pursuant to the Guarantee and the amount certified by SA Investors (or the Registrar, as appropriate) to the Security Trustee pursuant to paragraph 3.3(a), SA Investors (or the Registrar, as appropriate) will certify to the Security Trustee the amount of any such shortfall.

5.	Payment and discharge

5.1	Notwithstanding anything to the contrary herein, it is hereby confirmed that this Guarantee constitutes the direct obligation of the Guarantor to make payment in accordance with the terms of this Guarantee without reference to the Company and without examination of the liability of the Company in respect of any Loan Note. Any amounts due hereunder will be paid without reference to any rights of set-off which the Guarantor may have against the Company and whether or not the Company disputes the truth or accuracy of any statement given pursuant to paragraph 3.3.

5.2	The Guarantor may rely on any demand or other document or information believed by it to be genuine and correct and to have been signed or communicated by the person by whom it purports to be signed or communicated and the Guarantor shall not be liable for the consequence of such reliance and shall have no obligation to verify that the facts or matters stated therein are true and correct.

5.3	Payment by the Guarantor of a claim made in accordance with paragraph 4 shall be deemed a valid payment for all purposes of this Guarantee and shall discharge the Guarantor from its liability hereunder to the extent of such payment and the Guarantor shall not be concerned to see to the application of any such payment.

5.4	The Guarantor waives any right it may have of first requiring the Security Trustee to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision governing a liability to the contrary.

6.	Limits on Guarantee

6.1	The maximum aggregate liability of the Guarantor in respect of all claims under this Guarantee shall be limited to the maximum nominal amount of principal from time to time outstanding on all Loan Notes, plus any Interest thereon which is payable in cash under the terms of the Instrument. The liability of the Guarantor under this Guarantee in relation to principal shall be reduced or increased to the extent of the aggregate principal amount of any Loan Notes which have been issued, cancelled, repaid or repurchased by the Company or transferred or required to be transferred in accordance with the terms of the Loan Notes, and reasonable details of such issue, cancellation, repayment, or repurchase or transfer (as the case may be) shall be supplied in writing by the Company to the Guarantor.

6.2	No demand under this Guarantee shall be valid or result in any liability on the part of the Guarantor hereunder unless it is made and received by the Guarantor in accordance with the provisions of this Guarantee prior to the earlier of (i) the date of the completion of the transfer of Loan Notes pursuant to Condition 13.6(c) of the Instrument, Condition 13.7(c) of the Instrument or, if earlier, Condition 13.2 of the Instrument; or (ii) 40 days from and including the Long Stop Date; or (iii) the date upon which the Guarantor is substituted in place of the Company pursuant to the terms of Condition 9 of the Instrument, provided that no Event of Default is continuing at such time. After such time, this Guarantee shall cease to have effect and the Guarantor shall have no liability under it, save to the extent of any demand delivered to the Guarantor prior to such time which complies with the requirements of this Guarantee.

7.	Continuing guarantee

This Guarantee is a continuing guarantee and shall remain in force notwithstanding the liquidation or dissolution of the Company, or the appointment of an administrator of the Company or the appointment of a receiver of all or any part of the assets of the Company.

8.	Release

8.1	No compounding, indulgence or relief granted by the Security Trustee (acting on the instructions of SA Investors) or any other matter or thing which but for this provision might exonerate the Guarantor shall release or reduce the liability of the Guarantor hereunder, provided that the Guarantor shall not be bound by any such other matter or thing which would operate either to increase its actual or contingent liabilities hereunder from time to time (save that the Guarantor acknowledges and agrees that the Company may issue further Loan Notes from time to time) or extend any due date for any of the Company’s obligations under the Loan Notes.

8.2	The Guarantee is irrevocable in respect of the Loan Note(s) held by the Noteholders save where the Security Trustee (acting on the instructions of SA Investors) gives to the Guarantor a specific written release of the Guarantor’s liability in relation to the whole or any part of the Loan Note(s) of such Noteholders.

9.	Recourse

The Guarantor shall be at liberty at all times to have recourse to and enforce all rights possessed by the Guarantor as surety or otherwise against the Company or others.

10.	Variation

Any variation of the terms of this Guarantee in relation to any Loan Notes shall be considered valid and constituting part of this Guarantee provided such variation shall be approved by a resolution of the Holders of the Loan Notes (pursuant to Condition 11.1 of the Instrument) and the Security Trustee, acting on the instructions of SA Investors.

11.	Notice to the Guarantor

Where a notice or demand is given by the Security Trustee, it may be served by leaving it or sending it to the Guarantor in accordance with Condition 15 of this Instrument or to such other address in the United Kingdom as the Company may notify to the Security Trustee from time to time, at the request of the Guarantor.

12.	Governing law

This Guarantee shall be governed by and construed to take effect in all respects in accordance with English law.

13.	Rights of the Security Trustee

The Security Trustee shall be entitled to all of the rights, benefits and remedies provided in favour of the Trustee (such term as defined in the Trust Deed) pursuant to the terms of the Trust Deed.

14.	Agent for service

The Guarantor hereby undertakes that it will at all times maintain an agent for process of service in England. Such agent shall be Celtic Pharma Development UK Plc of Mercury House, Triton Court, 14 Finsbury Square, London EC2A 1BR, or such other address as is notified to the Security Trustee in writing by the Guarantor and any writ, summons, judgment or other notice of legal process shall be sufficient served on the Guarantor if delivered to such agent at its address for the time being and the Guarantor hereby undertakes that it will not revoke the authority of the above agent, and if for any reason any such agent no longer serves as agent for the Guarantor to receive service of process, the Guarantor shall promptly appoint another such agent and advise the Security Trustee thereof.

Loan Note Instrument Execution Page

EXECUTED as a DEED by	)
CELTIC PHARMA DEVELOPMENT	)
UK PLC acting by:	)

Director

Director/Secretary
EXECUTED as a DEED by	)
CELTIC PHARMA CAPITAL	)
LTD acting by:	)

Director

Director/Secretary

EXECUTED as a DEED by	)
JPMORGAN CHASE BANK, N.A. acting by	)

Authorised Signatory

in the presence of:		(signature)

(name)

(address)

(occupation)